Exhibit 10.6

Execution Version

LOAN AGREEMENT

Dated as of March 28, 2008

among

FIRST STATES INVESTORS HFS, L.P., FIRST STATES INVESTORS FPC, L.P., and
FIRST STATES INVESTORS TRS, L.P.
as Borrowers

and

GRAMERCY INVESTMENT TRUST
as Lender

TABLE OF CONTENTS

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION			1
	1.1	Specific Definitions		1
	1.2	Principles of Construction		18

2.	GENERAL LOAN TERMS			18
	2.1	The Loan		18
	2.2	Interest; Monthly Payments		18
		2.2.1	Generally	18
		2.2.2	Default Rate	18
		2.2.3	Taxes	18
		2.2.4	Breakage Indemnity	19
		2.2.5	New Payment Date	19
	2.2.6	New Interest Period		19
	2.3	Loan Repayment		19
		2.3.1	Repayment	19
		2.3.2	Mandatory Prepayments	20
		2.3.3	Optional Prepayments	20
	2.4	Release of Property		20
	2.4.3	Fees; Application of Release Prices and Excess Net Cash Proceeds		22
	2.5	Payments and Computations		22
		2.5.1	Making of Payments	22
		2.5.2	Computations	22
		2.5.3	Late Payment Charge	22
	2.6	[reserved]		22
	2.7	Substitution of Collateral		22
	2.8	Extension Option		26

3.	CASH MANAGEMENT AND RESERVES			26
	3.1	Cash Management Arrangements		26
	3.2	Cash Trap Reserve		27
	3.3	Casualty/Condemnation Subaccount		30
	3.4	Grant of Security Interest; Application of Funds		31

4.	REPRESENTATIONS AND WARRANTIES			31
	4.1	Organization; Special Purpose		31
	4.2	Proceedings; Enforceability		31
	4.3	No Conflicts		32
	4.4	Litigation		32
	4.5	Agreements		32
	4.6	Title		32
	4.7	No Bankruptcy Filing		33
	4.8	Full and Accurate Disclosure		33

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	4.9	Tax Filings		34
	4.10	No Plan Assets		34
	4.11	Compliance		34
	4.12	Contracts		35
	4.13	Federal Reserve Regulations; Investment Company Act		35
	4.14	Easements; Utilities and Public Access		35
	4.15	Physical Condition		35
	4.16	Leases		36
	4.17	Fraudulent Transfer		36
	4.18	Ownership of Borrowers		36
	4.19	Purchase Options		37
	4.20	Management Agreement		37
	4.21	Hazardous Substances		37
	4.22	Name; Principal Place of Business		38
	4.23	Other Debt		38

5.	COVENANTS			38
	5.1	Existence		38
	5.2	Taxes and Other Charges		38
	5.3	Access to Property		39
	5.4	Repairs; Maintenance and Compliance; Alterations		39
		5.4.1	Repairs; Maintenance and Compliance	39
		5.4.2	Alterations	39
	5.5	Performance of Other Agreements		40
	5.6	Cooperate in Legal Proceedings		40
	5.7	Further Assurances		40
	5.8	Environmental Matters		41
		5.8.1	Hazardous Substances	41
		5.8.2	Environmental Monitoring	41
		5.8.3	O & M Program	43
	5.9	Title to the Property		43
	5.10	Leases		43
		5.10.1	Generally	43
		5.10.2	Material Leases	43
		5.10.4	Minor Leases	45
		5.10.5	Additional Covenants with respect to Leases	45
	5.11	Estoppel Statements		46
	5.12	Property Management		46
		5.12.1	Management Agreement	46
		5.12.2	Termination of Manager	47
	5.13	Special Purpose Bankruptcy Remote Entity		47
	5.14	Assumption in Non-Consolidation Opinion		48
	5.15	Change in Business or Operation of Property		48
	5.16	Debt Cancellation		48
	5.17	Affiliate Transactions		48

	5.18	Zoning		48
	5.19	No Joint Assessment		48
	5.20	Principal Place of Business		48
	5.21	Change of Name, Identity or Structure		48
	5.22	Indebtedness		49
	5.23	Licenses		49
	5.24	Compliance with Restrictive Covenants, Etc		49
	5.25	ERISA		49
	5.26	Prohibited Transfers		50
	5.27	Liens		51
	5.28	Dissolution		51
	5.29	Expenses		51
	5.30	Indemnity		52
	5.31	Patriot Act Compliance		53

6.	NOTICES AND REPORTING			54
	6.1	Notices		54
	6.2	Borrower Notices and Deliveries		54
	6.3	Financial Reporting		54
		6.3.1	Bookkeeping	54
		6.3.2	Annual Reports	55
		6.3.3	Quarterly Reports	55
		6.3.4	Other Reports	55
		6.3.5	Annual Budget	55

7.	INSURANCE; CASUALTY; AND CONDEMNATION			56
	7.1	Insurance		56
		7.1.1	Coverage	56
		7.1.2	Policies	60
		7.1.3	Miscellaneous Insurance Provisions	61
	7.2	Casualty		62
		7.2.1	Notice; Restoration	62
		7.2.2	Settlement of Proceeds	62
	7.3	Condemnation		63
		7.3.1	Notice; Restoration	63
		7.3.2	Collection of Award	63
	7.4	Application of Proceeds or Award		64
		7.4.1	Application to Restoration	64
		7.4.2	Application to Debt	65
		7.4.3	Procedure for Application to Restoration	65

8.	DEFAULTS			66
	8.1	Events of Default		66
	8.2	Remedies		67
		8.2.1	Acceleration	67

		8.2.2	Remedies Cumulative	68
		8.2.3	Severance	68
		8.2.4	Delay	69
		8.2.5	Lender’s Right to Perform	69

9.	SPECIAL PROVISIONS			70
	9.1	Sale of Note and Secondary Market Transaction		70
		9.1.1	General; Borrower Cooperation	70
		9.1.2	Use of Information	71
		9.1.3	Borrower Obligations Regarding Disclosure Documents	71
		9.1.4	Borrower Indemnity Regarding Filings	72
		9.1.5	Indemnification Procedure	72
		9.1.6	Contribution	73
		9.1.7	Rating Surveillance	73
		9.1.8	Severance of Loan	73

10.	MISCELLANEOUS			74
	10.1	Exculpation		74
	10.2	Brokers and Financial Advisors		75
	10.3	Retention of Servicer		76
	10.4	Survival		76
	10.5	Lender’s Discretion		76
	10.6	Governing Law		77
	10.7	Modification, Waiver in Writing		78
	10.8	Trial by Jury		78
	10.9	Headings/Exhibits		78
	10.10	Severability		79
	10.11	Preferences		79
	10.12	Waiver of Notice		79
	10.13	Remedies of Borrower		79
	10.14	Prior Agreements		79
	10.15	Offsets, Counterclaims and Defenses		79
	10.16	Publicity		80
	10.17	No Usury		80
	10.18	Conflict; Construction of Documents		81
	10.19	No Third Party Beneficiaries		81
	10.20	[reserved]		81
	10.21	Assignment		81
	10.22	[reserved]		81
	10.23	[reserved]		81
	10.24	Set-Off		81
	10.25	Counterparts		81

10.26	Cross Default; Cross Collateralization			82

Schedule 1	-	List of Properties
Schedule 2	-	Allocated Loan Amounts
Schedule 3	-	Exceptions to Representations and Warranties
Schedule 4	-	List of Leases
Schedule 5	-	Organization of Borrowers
Schedule 6	-	Definition of Special Purpose Bankruptcy Remote Entity
Schedule 7	-	List of Required Repairs
Schedule 8	-	Initial Budget
Schedule 9	-	List of Mezzanine Loan Borrowers
Schedule 10	-	List of Appraised Values

v

LOAN AGREEMENT

LOAN AGREEMENT dated as of March 28, 2008 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) among FIRST STATES INVESTORS HFS, L.P., a Delaware limited partnership (together with its permitted successors and assigns, “HFS”), FIRST STATES INVESTORS FPC, L.P., a Delaware limited partnership (together with its permitted successors and assigns, “FPC”), and FIRST STATES INVESTORS TRS, L.P., a Delaware limited partnership (together with its permitted successors and assigns, “TRS”; HFS, FPC and TRS are each a “Borrower” and collectively, the “Borrowers”), and GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust (together with its successors and assigns, “Lender”).

1.                                      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1                               Specific Definitions.  The following terms have the meanings set forth below:

Acceptable Security:  shall mean as described in Section 7.4.1.

Affiliate:  as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Allocated Loan Amount:  with respect to each Property, the amount, if any, set forth on Schedule 2 next to the description of such Property.

Annual Budget:  shall mean as described in Section 6.3.5.

Applicable Taxes:  shall mean as described in Section 2.2.3.

Appraisal:  with respect to any Property, an appraisal prepared by an Appraiser, which, to the extent required by Lender or its counsel, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other requirements of law.

Appraised Value:  with respect to any Property, the value set forth for such Property on Schedule 10 or, if an Updated Appraisal is obtained, the value set forth in such Updated Appraisal; each such Appraised Value is referred to herein with each other Appraised Value as the “Appraised Values”.

Appraised Values:  shall mean as described in Section 1.1 (Definition of Appraised Value).

Appraiser:  an appraisal firm reasonably acceptable to Lender that is duly qualified to provide an Appraisal confirming to the requirements of this Agreement.

Approved Annual Budget:  shall mean as described in Section 6.3.5.

Approved Capital Budget:  shall mean as described in Section 6.3.5.

Approved Capital Expenses:  Capital Expenses incurred by any Borrower, which Capital Expenses shall either be (i) included in the Initial Budget or the Approved Capital Budget for the current calendar month or (ii) approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

Approved Mezzanine Lender: (i) any Mezzanine Lender or any Affiliate thereof, (ii) a “Qualified Transferee” (as such term is defined in the CMSA form of intercreditor agreement), (iii) a successor holder of the Mezzanine Loan that (A) has been approved by Lender acting reasonably and (B) after the occurrence of a Secondary Market Transaction, has obtained a Rating Comfort Letter with respect to the transfer of the Mezzanine Loan to such holder or (iv) the lender under any other Approved Mezzanine Loan that has been approved by Lender acting reasonably and the applicable Rating Agencies.

Approved Mezzanine Loan:  (i) the Mezzanine Loan and (ii) a loan from an Approved Mezzanine Lender secured by pledges from the Mezzanine Loan Borrowers, the proceeds of which are used to refinance the Mezzanine Loan, provided that: (a) such loan shall be secured by substantially the same collateral as the Mezzanine Loan; (b) the loan documents evidencing and securing such loan shall have been approved by Lender in its reasonable discretion; (c) such loan shall be in an amount and have an interest rate that does not exceed the original principal amount and the interest rate of the Mezzanine Loan, and shall otherwise be on terms and conditions that are not materially less favorable to the Mezzanine Loan Borrower than the terms and conditions of the Mezzanine Loan; (d) the term of such Approved Mezzanine Loan shall expire on or after the Stated Maturity Date; (e) if requested by Lender, the Approved Mezzanine Lender shall enter into an intercreditor agreement in form and content reasonably acceptable to Lender; and (f) if such refinancing of the Mezzanine Loan occurs after a Secondary Market Transaction, no such refinancing shall be permitted which would result in a downgrade, qualification or withdrawal of any of the ratings of any of the Securities issued in such Secondary Market Transaction.

Approved Operating Budget:  shall mean as described in Section 6.3.5.

Approved Operating Expenses: operating expenses incurred by any Borrower which (i) are included in the Initial Budget or the Approved Operating Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to any Property or (iii) have been approved by Lender.

Assignment of Leases:  shall mean as described in Section 1.1 (Definition of Loan Documents).

Assignments of Leases:  shall mean as described in Section 1.1 (Definition of Loan Documents).

Available Cash Flow: with respect to any Payment Date, the Rents available to the Borrowers on such Payment Date.

Award:  shall mean as described in Section 7.3.2.

Bankruptcy Proceeding:  shall mean as described in Section 4.7.

Borrower’s Recourse Liabilities:  shall mean as described in Section 10.1.

Business Day:  any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Capital Expenses:  expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Accounts:  shall mean as described in Section 3.4.

Cash Trap Reserve Subaccount:  shall mean as described in Section 3.2.

Casualty: shall mean as described in Section 7.2.1.

Casualty/Condemnation Prepayment:  shall mean as described in Section 2.3.2.

Casualty/Condemnation Subaccount:  shall mean as described in Section 3.3.

Code:  the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Condemnation:  shall mean as described in Section 7.3.1.

Control:  with respect to any Person, either (i) ownership directly or indirectly of 50% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Creditor:  shall mean as described in Section 10.26.

Debt:  the unpaid Principal, all interest accrued and unpaid thereon, and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debtor:  shall mean as described in Section 10.26.

Debt Service:  with respect to any particular period, the greater of (i) scheduled Principal and interest payments due under the Note in such period or (ii) the product of (A) the outstanding principal as of the end of such period multiplied by (B) the Interest Rate for such period.

Default:  the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate:  a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 4% above the Interest Rate, compounded monthly.

Deposit Account:  shall mean as described in Section 3.1.

Deposit Account Agreement:  shall mean as described in Section 1.1 (Definition of Loan Documents).

Deposit Bank:  Wells Fargo Bank, N.A., or such other bank or depository selected by Lender in its discretion.

Determination Date:  shall mean as described in Section 1.1 (Definition of LIBOR).

Disclosure Document:  shall mean as described in Section 9.1.2.

Easements:  shall mean as described in Section 4.14.

Eligible Account:  a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

Environmental Laws:  shall mean as described in Section 4.21.

Environmental Reports:  the environmental reports and site assessments related to the Properties that have been delivered to Lender in connection with the Loan.

Equipment: shall mean as described in the Mortgages.

ERISA:  the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate:  all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Eurodollar Business Day:  shall mean as described in Section 1.1 (Definition of LIBOR).

Event of Default:  shall mean as described in Section 8.1.

Excess Net Cash Proceeds:  with respect to the sale of an HFS/FPC Property only, the Net Cash Proceeds received by the Borrowers in connection with such sale in excess of the Allocated Loan Amount for such Property.

Exchange Act:  shall mean as described in Section 9.1.2.

Extended Maturity Date:  shall mean as described in Section 2.8.

Financing Statement:  a financing statement as such term is defined in the UCC.

Fitch:  shall mean as described in Section 1.1 (Definition of Rating Agency).

FPC GP:  shall mean as described in Section 1.1 (Definition of SPE Party).

FPC Pledge:  shall mean as described in Section 1.1 (Definition of Loan Documents).

GAAP:  generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

GKK OP:  shall mean as described in Section 5.26.

Governmental Authority:  any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Government Lists:  shall mean as described in Section 5.31.

Gramercy:  Gramercy Investment Trust, a Maryland real estate investment trust.

Gramercy Group:  shall mean as described in Section 9.1.3.

Ground Lease:  Commercial Ground Lease, dated as of February 21, 2002, between Baywood Association and First Union National Bank as amended by that certain First Amendment to Commercial Ground Lease, dated as of February 10, 2006, between Baywood Homeowner’s Association (aka Baywood Association) and First States Investors 3300, LLC (as successor in interest to Wachovia Bank, N.A., successor in interest to First Union National Bank)

and as assigned to HFS on or prior to the date hereof and any other ground lease entered into by any Borrower with respect to any Property.

Guarantor: First States Group, L.P., a Delaware limited partnership.

Hazardous Substances:  shall mean as described in Section 4.21.

HFS GP:  shall mean as described in Section 1.1 (Definition of SPE Party).

HFS/FPC Property: each parcel of real property listed on Schedule 1 attached hereto with the notation “HFS” or “FPC” under the column of Schedule 1 entitled “Bucket”.

Improvements:  shall mean as described in the Mortgages.

Indemnified Liabilities:  shall mean as described in Section 5.30.

Indemnified Party:  shall mean as described in Section 5.30.

Independent Director:  shall mean as described in Schedule 6.

Initial Budget:  shall mean as described in Section 6.3.5.

Insurance Premiums:  shall mean as described in Section 7.1.2.

Insured Casualty:  shall mean as described in Section 7.2.2.

Interest Period:  (i) the period from the date hereof through the first day thereafter that is the last day of a calendar month and (ii) subject to the Borrowers’ option to change the Interest Period pursuant to Section 2.2.6, each ninety (90) day period thereaftter; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.  Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.5, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate:  for any Interest Period, the Spread plus the greater of LIBOR for such Interest Period and 1.50% (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Intra-Obligor Loan:  shall mean as described in Section 10.26.

Intra-Obligor Loan Amount:  shall mean as described in Section 10.26.

Intra-Obligor Loans:  shall mean as described in Section 10.26.

Issuer:  shall mean as described in Section 9.1.3.

Late Payment Charge:  shall mean as described in Section 2.5.3.

Leases:  all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, any Property or the Improvements with respect to any Property, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.

Lender’s Consultant:  a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender.

Liabilities: shall mean as described in Section 9.1.3.

LIBOR:  with respect to any Interest Period, a floating interest rate per annum (rounded upwards to the next 1/1000 of 1%) equal to the rate for U.S. dollar deposits with one month or three month, as applicable, maturities which appears on Reuters Screen Page LIBOR 01 (formerly known as Telerate Page 3750) as of 11:00 am, London time on the related Determination Date; provided, however, that if such rate does not appear on Reuters Screen Page LIBOR 01, “LIBOR” shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Loan, and with one month or three month, as applicable, maturities, are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc by leading banks in the Eurodollar market at 11:00 a.m., London time.  “Reuters Screen Page LIBOR 01” means the display designated as “LIBOR 01” on the Reuters system (or such other page as may replace Page LIBOR 01 on the Reuters system or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association interest settlement rates for U.S. Dollar deposits).  Any LIBOR determined on the basis of the rate displayed on Reuters Screen Page LIBOR 01 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by Reuters within one (1) hour of the time when such rate is first displayed by such Service.  For purposes hereof, (i) “Determination Date” shall mean, with respect to any Interest Period, the date which is two (2) Eurodollar Business Days prior to the commencement of such Interest Period; and (ii) “Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in any Borrower or any SPE Party, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Licenses: shall mean as described in Section 4.11.

Loan:  shall mean as described in Section 2.1.

Loan Documents:  this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof:  (i) the Promissory Note or Promissory Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the “Note”), (ii) each Mortgage, Assignment of Leases and Rents and Security Agreement made by one or more Borrowers (or each Deed of Trust, Assignment of Leases and Rents and Security Agreement made by one or more Borrowers to a trustee, as the case may be) in favor of Lender which covers one or more Properties (each a “Mortgage” and collectively, the “Mortgages”), (iii) each Assignment of Leases and Rents from one or more Borrowers to Lender (each an “Assignment of Leases” and collectively, the “Assignments of Leases”), (iv) the Assignment of Agreements, Licenses, Permits and Contracts from Borrowers to Lender, (v) the Cash Management Agreement (the “Deposit Account Agreement”) among Borrowers, Lender and the Deposit Bank, (vi) the Guaranty of Recourse Obligations made by Guarantor, (vi) the Limited Guaranty made by Guarantor, (vii) the Pledge and Security Agreement made by FPC in favor of Lender (the “FPC Pledge”), (viii) the Pledge and Security Agreement made by TRS in favor of Lender (the “TRS Pledge” and together with the FPC Pledge, the “Pledges”) and (ix) each Consent and Subordination Agreement from a Manager in favor of Lender; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.8).

LTV Ratio:  as of any date, the ratio of (i) the total outstanding principal balance of the Loan to (ii) the fair market value of the Properties, as determined by Lender in its reasonable discretion; provided, however, if the Borrowers are dissatisfied with Lender’s determination of the value of the Properties, then Lender, at the Borrowers’ sole cost and expense, shall obtain independent appraisals of the Properties for the purpose of calculating the LTV Ratio, which appraisals shall be performed by Appraisers.

Management Agreement:  each management agreement between a Borrower and the Manager, pursuant to which the Manager is to manage one or more Properties, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12; each such Management Agreement is referred to herein with each other Management Agreement as the “Management Agreements”.

Management Agreements:  shall mean as described in Section 1.1 (Definition of Management Agreement).

Manager:  First States Management Corp., L.P., a Delaware limited partnership, or any successor, assignee or replacement manager appointed by Borrowers in accordance with Section 5.12.

Material Adverse Change:   (i) a material and adverse change, taken as a whole, in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, taken as a whole, which has a material adverse effect on the marketability of the Loan considered in the context of then prevailing market conditions relating to loans such as the Loan, (ii) a material impairment of the ability of the Borrowers, taken as a whole, to perform their obligations under the Loan Documents or of Lender’s ability to enforce the Debt or realize upon the collateral securing the Loan, (iii) an impairment of the enforceability or priority of Lender’s Liens with respect to a material portion of the collateral securing the Loan other than as a result of the actions or inactions of Lender, or (iv) a material and adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Guarantor.

Material Alteration: any alteration affecting structural elements of any Property the cost of which exceeds twenty percent (20%) of the Appraised Value of such Property; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Material Lease:  (a) a Lease that covers more than twenty (20) Properties or (b) all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates cover greater than fifty percent (50%) of any Property.

Maturity Date:  the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Merger:  the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 2, 2007, among Gramercy Capital Corp., GKK OP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, American Financial Realty Trust and Guarantor pursuant to which GKK Stars Acquisition Corp. is to merge with and into American Financial Realty Trust and GKK Stars Acquisition LP is to merge with and into Guarantor.

Mezzanine Lender: each of Goldman Sachs Commercial Mortgage Capital, L.P., Citicorp North America, Inc. and SL Green Realty Corp.; each such Mezzanine Lender is referred to herein with each other Mezzanine Lender as the “Mezzanine Lenders”.

Mezzanine Lenders: shall mean as described in Section 1.1 (Definition of Mezzanine Lender).

Mezzanine Loan: that certain mezzanine loan in the principal amount of $600,000,000 made by the Mezzanine Lenders to the Mezzanine Loan Borrowers, and evidenced and secured by the Mezzanine Loan Documents.

Mezzanine Loan Borrower: each of the entities listed on Schedule 9; each such Mezzanine Loan Borrower is referred to herein with each other Mezzanine Loan Borrower as the “Mezzanine Loan Borrowers”.

Mezzanine Borrowers: shall mean as described in Section 1.1 (Definition of Mezzanine Borrower).

Mezzanine Loan Documents: (i) that certain Loan Agreement between the Mezzanine Lenders and the Mezzanine Loan Borrowers, (ii) that certain Promissory Note in the original principal amount of the Mezzanine Loan made by the Mezzanine Loan Borrowers and payable to the Mezzanine Lenders (and any successor holder of the Mezzanine Loan), (iii) that certain Pledge and Security Agreement (Lower Tier) made by the Mezzanine Loan Borrowers (except for GKK Stars Acquisition LLC) in favor of the Mezzanine Lenders, (iv) that certain Pledge and Security Agreement made by GKK Stars Acquisition LLC in favor of the Mezzanine Lenders, (v) that certain Cash Management Agreement between the Mezzanine Loan Borrowers, LaSalle Bank National Association and the Mezzanine Lenders, (vi) that certain Loan Cooperation Agreement between the Mezzanine Loan Borrowers, Gramercy Capital Corp. (“GCC”) and the Mezzanine Lenders, (vii) that certain Contribution Agreement between the Mezzanine Loan Borrowers and the Mezzanine Lenders, (viii) that certain Consent and Agreement of Manager and Subordination of Management Agreement by First States Management Corp., L.P. in favor of the Mezzanine Lenders, (ix) that certain Collateral Assignment of Interest Rate Cap Agreement by the Mezzanine Loan Borrowers in favor of the Mezzanine Lenders, (x) each UCC Financing Statement filed against each Mezzanine Loan Borrower in favor of the Mezzanine Lenders in connection with any of the foregoing, (xi) any other “Loan Document”, as defined in the Loan Agreement referred to in clause (i) above and (xii) any other document, agreement or instrument evidencing, securing or delivered to an Approved Mezzanine Lender in connection with the Mezzanine Loan.  Without limiting the foregoing, the term Mezzanine Loan Documents shall also include all documents, agreements or instruments evidencing, securing or delivered to an Approved Mezzanine Lender in connection with any Approved Mezzanine Loan.

Mezzanine Loan Liens: (i) the Liens in favor of the holder of the Mezzanine Loan created pursuant to the Mezzanine Loan Documents and (ii) the Liens in favor of the holder of the Approved Mezzanine Loan created pursuant to the Approved Mezzanine Loan Documents.

Minor Lease: any Lease that is not a Material Lease.

Monthly Additional Loan Payment: with respect to any Payment Date, all payments due on the Loan on such Payment Date other than interest.

Monthly Additional Loan Payment Shortfall: (i) the amount by which the Available Cash Flow is exceeded by the sum of (x) the Monthly Interest Payment and (y) the Monthly Additional Loan Payment less (ii) the amount of the Monthly Interest Shortfall, if any.

Monthly Interest Payment: with respect to any Payment Date, all interest due on the Loan on such Payment Date.

Monthly Interest Shortfall: the amount by which the Available Cash Flow is exceeded by the Monthly Interest Payment.

Monthly Operating Expenses: with respect to any Payment Date, the Approved Operating Expenses (including Taxes and Insurance Premiums) for the month in which such Payment Date falls.

Monthly Operating Expense Shortfall: (i) the amount by which the Available Cash Flow is exceeded by the sum of (x) the Monthly Interest Payment, (y) the Monthly Additional Loan Payment and (z) Monthly Operating Expenses less (ii) the amount of the Monthly Additional Loan Payment Shortfall, if any.

Moody’s: shall mean as described in Section 1.1 (Definition of Rating Agency).

Mortgage and Mortgages: shall mean as described in Section 1.1 (Definition of Loan Documents).

Net Cash Proceeds:  with respect to any sale of any Property, the gross proceeds received by the Borrower that owns such Property in connection with such sale after deducting therefrom only (without duplication) the lesser of (i) ten percent (10%) of the gross proceeds of such Transfer and (ii) the sum of all customary costs and expenses payable by or on behalf of such Borrower in connection with such sale, including, without limitation, (A) transfer taxes, brokerage commissions, underwriting fees and discounts, legal fees, finder fees and other similar fees and commissions and (B) the amount of Taxes paid (or reserved) in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are promptly paid to (or reserved to be paid to) a Person that is not an Affiliate of any Borrower or any SPE Party and are properly attributable to such transaction.

Net Operating Income:  for any period, the actual net operating income of the Properties determined on a cash basis of accounting, after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement, and without giving credit for non-recurring extraordinary items of income.

New Payment Date:  shall mean as described in Section 2.2.5.

Note:  shall mean as described in Section 1.1 (Definition of Loan Documents).

Notice:  shall mean as described in Section 6.1.

O&M Program:  shall mean as described in Section 5.8.3.

OFAC:  shall mean as described in Section 5.31.

Officer’s Certificate:  a certificate delivered to Lender by each Borrower which is signed by a senior executive officer of the applicable SPE Party.

Other Charges:  all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

Patriot Act:  shall mean as described in Section 5.31.

Patriot Act Offense:  shall mean as described in Section 5.31.

Payment Date:  the 9th day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.5, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter).  The first Payment Date hereunder shall be May 9, 2008.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policies, (iii) any easements, rights of way and similar rights granted by any Borrower in the ordinary course of its business provided that any such easements, rights of way and similar rights do not result in a Material Adverse Change, (iv) Liens, if any, for Taxes or Other Charges not yet delinquent, (v) any workers’, mechanics’ or other similar Liens on any Property provided that any such Lien is bonded or discharged within 30 days after any Borrower first receives notice of such Lien and (vi) such other title and survey exceptions as Lender approves in writing in Lender’s discretion and (vii) the Mezzanine Loan Liens.

Permitted Indebtedness:  shall mean as described in Section 5.22.

Permitted Investments:  shall mean as described in the Deposit Account Agreement.

Permitted Transfers: (i) the Merger, (ii) a Lease entered into in accordance with the Loan Documents, (iii) a Permitted Encumbrance, (iv) provided that no Event of Default shall then exist, a Transfer of an interest in any Borrower other than the partnership interest held by the applicable SPE Party, or a Transfer of an interest in any SPE Party to any Person provided that such Transfer shall not cause the transferee (other than an Approved Mezzanine Lender), together with its Affiliates, to acquire Control of any Borrower or any SPE Party or to increase its direct or indirect interest in any Borrower or in any SPE Party to an amount which equals or exceeds forty-nine percent (49%), (v) provided that no Event of Default shall then exist, any other transfer of any other direct or indirect legal or beneficial ownership interest in any Borrower; provided that (a) Lender shall have consented to such transfer, such consent not to be unreasonably withheld, conditioned or delayed, and which approval shall be based on (1) Lender’s reasonable determination as to the satisfactory nature of the reputation and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender and (2) the reasonable determination of Lender that the legal and financial structure of such Borrower and its members and the single purpose nature and bankruptcy remoteness of such Borrower and its members after such transfer satisfies Lender’s then current applicable underwriting criteria and requirements, (b) after any Secondary Market Transaction, the Borrowers shall deliver (or cause to be delivered) to Lender a Rating Comfort Letter with respect to such transfer, (c) the Borrowers shall deliver to Lender and the Rating Agencies customary opinion letters relating to such transfer in form and substance reasonably satisfactory to Lender and the Rating Agencies, and (d) the Borrowers pay all reasonable, out-of-pocket expenses incurred by Lender in connection with such transfer; (vi) any transfer of a direct or indirect legal or beneficial ownership interest in any Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust or family conservatorship established for the benefit of such immediate family member; provided that (a) Manager continues to be responsible for the management of the Properties, and such transfer shall not result in a change of the day to day operations of the Properties, (b) the Borrowers shall give Lender notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) Business Days after the date of such transfer, (c) the legal and financial structure of such Borrower, and the single purpose nature and bankruptcy remoteness of such Borrower after such transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements, (d) if such transfer would result in a change of control of such Borrower and occurs before a Secondary Market Transaction, the Borrowers shall obtain Lender’s consent to such transfer within thirty (30) days after such transfer, and (e) if such transfer would result in a change of control of such Borrower and occurs after a Secondary Market Transaction, the Borrowers, at the Borrowers’ sole cost and expense, shall, within thirty (30) days after such transfer, (1) deliver (or cause to be delivered) to Lender a Rating Comfort Letter with respect to such transfer, and customary opinion letters relating to such transfer in form and substance reasonably satisfactory to Lender and the Rating Agencies in their discretion, respectively, (2) obtain the written consent of Lender to such transfer and (3) reimburse Lender for all reasonable, out-of-pocket expenses incurred by Lender in connection with such transfer, including, without limitation, Lender’s reasonable attorney’s fees; and (vii) each of (a) the pledge by Mezzanine Loan Borrowers to the Mezzanine Lender in connection with the Mezzanine Loan and (b) the transfer of the pledged collateral to the Approved Mezzanine Lender in connection with the exercise of the Approved Mezzanine Lender’s rights under the Mezzanine Loan Documents; provided that such transfer is made in accordance with the applicable terms and conditions of the intercreditor agreement between Mezzanine Lender and Lender, if any.

Person:  any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Physical Condition Reports:  the physical condition reports for the Properties received by Lender in connection with the closing of the Loan.

Plan:  (i) an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Pledges:  shall mean as described in Section 1.1 (Definition of Loan Documents).

Policies:  shall mean as described in Section 7.1.2.

Principal:  shall mean as described in Section 2.1.

Proceeds:  shall mean as described in Section 7.2.2.

Properties:  shall mean as described in Section 1.1 (Definition of Loan Documents).

Property: each parcel of real property listed on Schedule 1 attached hereto and the Improvements on such Property owned by a Borrower and encumbered by a Mortgage; together with all rights pertaining to such real property and such Improvements, and all other collateral for the Loan pertaining to such real property and such Improvements as more particularly described in the Granting Clauses of the Mortgage applicable to such real property and such Improvements and referred to therein as the either the Mortgaged Property or the Trust Property;  each such Property is referred to herein with each other Property as the “Properties”.

Proposed Ground Lease:  shall mean as described in Section 5.10.3.

Proposed Material Lease:  shall mean as described in Section 5.10.2.

Provided Information:  shall mean as described in Section 9.1.1.

Qualified Carrier:  shall mean as described in Section7.1.1.

Qualified Manager: a property manager which (i) is a reputable management company having at least five (5) years’ experience in the management of properties similar in size and type to the Properties it will be engaged to manage, (ii) has, for at least five (5) years prior to its engagement as property manager, managed at least five (5) properties of the same property type as the Properties it will be engaged to manage and (iii) is not the subject of a bankruptcy or similar insolvency proceeding.

Rating Agency:  each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Rating Comfort Letter:  a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

Registration Statement:  shall mean as described in Section 9.1.3.

Release Price:  subject to Section 2.4.2(c), with respect to a Property, the lesser of the (x) Allocated Loan Amount for such Property and (y) Net Cash Proceeds received by the Borrowers in connection with the sale of such Property; each such Release Price is referred to herein with each other Release Price as the “Release Prices”.

Release Prices:  shall mean as described in Section 1.1 (Definition of Release Price).

Remedial Work:  shall mean as described in Section 5.8.2.

Remediation Costs: shall mean as described in Section 3.2.2.

Rents:  all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower, any Manager or any of their agents or employees from any and all sources arising from or attributable to any Property and the Improvements with respect to any Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Property or rendering of services by any Borrower, any Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Required Records:  the financial statements, certificates, reports and other information the Borrowers are required to provide pursuant to Section 6.3.

Required Repairs:  the items of repair and environmental remedial work at the Properties described on Schedule 7.

Restoration:  shall mean as described in Section 7.4.1.

S&P:  shall mean as described in Section 1.1 (Definition of Rating Agency).

Secondary Market Transaction:  shall mean as described in Section 9.1.1.

Securities:  shall mean as described in Section 9.1.1.

Securities Act:  shall mean as described in Section 9.1.2.

Servicer:  a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Significant Casualty:  shall mean as described in Section 7.2.2.

SPE Party:  (a) First States Investors HFS GP, LLC, a Delaware limited liability company (“HFS GP”), with respect to HFS, (b) First States Investors FPC GP, LLC, a Delaware limited liability company (“FPC GP”), with respect to FPC and (c) First States Investors TRS GP, LLC, a Delaware limited liability company (“TRS GP”), with respect to TRS.

Spread:  3.50%.

Special Purpose Bankruptcy Remote Entity:  shall mean as described in Section 5.13.

Springing Recourse Event:  shall mean as described in Section 10.1.

State:  each state in which a Property is located.

Stated Maturity Date: April 9, 2010, as the same may be extended pursuant to Section 2.8, and as such date may be changed in accordance with Section 2.2.5.

Subaccounts:  shall mean as described in Section 3.1.

Substitute Property and Substitute Properties:  shall mean as described in Section 2.7.

Substituted Property and Substituted Properties:  shall mean as described in Section 2.7.

Surveys:  shall mean as described in Section 4.6.

Taxes:  all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of any Property by a Governmental Authority.

Term:  the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by the Borrowers pursuant to the Loan Documents other than those obligations which survive the termination of this Agreement.

Terrorism Insurance Cap:  shall mean as described in Section 7.1.1.

TI/LC Costs: shall mean as described in Section 3.2.1.

Title Insurance Policy:  each ALTA or similar form mortgagee title insurance policy in the form acceptable to Lender issued by a title insurance company reasonably acceptable to Lender with respect to one or more Properties and insuring the Lien of the related Mortgage(s); collectively, each such Title Insurance Policy is referred to herein as the “Title Insurance Policies”.

Toxic Mold:  shall mean as described in Section 4.21.

Transfer: (i) any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in any Borrower (including any profit interest), or (z) any direct or indirect interest in any SPE Party or (ii) any change of Control of any Borrower or any SPE Party.  For purposes hereof, (i) a Transfer of an interest in any Borrower or any SPE Party shall be deemed to include (A) if any Borrower or any SPE Party or controlling shareholder of any Borrower or any SPE Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (B) if any Borrower, any SPE Party or controlling shareholder of any Borrower or any SPE Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member and (ii) a change of Control of any Borrower or any SPE Party shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause any Borrower (or any SPE Party) to take some action or to prevent, restrict or impede any Borrower (or any SPE Party) from taking some action which, in either case, any Borrower (or any SPE Party) could take or could refrain from taking were it not for the rights of such individuals or (B) the individual or entity or group of individuals or entities that Control any Borrower (and any SPE Party) as described in clause (A) ever cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in such Borrower (and any SPE Party).

TRIPRA:  shall mean as described in Section 7.1.1.

TRS GP:  shall mean as described in Section 1.1 (Definition of SPE Party).

TRS Pledge:  shall mean as described in Section 1.1 (Definition of Loan Documents).

UCC:  the Uniform Commercial Code as in effect in any applicable jurisdiction.

Underwriter Group:  shall mean as described in Section 9.1.3.

Underwriters:  shall mean as described in Section 9.1.3.

Updated Appraisal: shall mean as described in Section 2.4.2(c).

Updated Appraisals: shall mean as described in Section 2.4.2(c).

Welfare Plan:  an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2                               Principles of Construction.  Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.                                      GENERAL LOAN TERMS

2.1                               The Loan.  Lender is making a loan (the “Loan”) to the Borrowers on the date hereof, in the original principal amount (the “Principal”) of $75,000,000, which shall mature on the Stated Maturity Date.  The Borrowers acknowledge receipt of the Loan, the proceeds of which shall be used to (i) finance the operation of the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs.  No amount repaid in respect of the Loan may be reborrowed.

2.2                               Interest; Monthly Payments.

2.2.1                     Generally.  From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided.  On the date hereof, the Borrowers shall pay interest on the unpaid Principal from the date hereof through and including April 8, 2008.  On May 9, 2008 and each Payment Date thereafter through and including the Maturity Date, the Borrowers shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date.  All accrued and unpaid interest shall be due and payable on the Maturity Date.

2.2.2                     Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3                     Taxes.  Any and all payments by the Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”).  If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply:  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Payments pursuant to this Section 2.2.3 shall be made within thirty (30) days after the date Lender makes written demand therefor.

2.2.4                     Breakage Indemnity.  The Borrowers shall indemnify Lender against any out-of-pocket loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise).  Lender shall deliver to the Borrowers a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error.

2.2.5                     New Payment Date.  Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the ninth day of each month but not earlier than the fifth day of each month (a “New Payment Date”), on thirty (30) days’ written notice to the Borrowers; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly interest payments, except that if such New Payment Date is later in the month than the then current Payment Date, the first payment of interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall conform the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.2.6                     New Interest Period.

The Borrowers shall have the right, to be exercised not more than once during the term of the Loan, to change the Interest Period from ninety (90) days to thirty (30) days, on ten (10) days’ prior written notice to Lender.  Such change shall not be effective until the end of the Interest Period in which such notice is received by Lender.

2.3                               Loan Repayment.

2.3.1                     Repayment.  The Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.  Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority:  First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on any Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2                     Mandatory Prepayments.  The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2.  Each Casualty/Condemnation Prepayment, after deducting Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with the settlement or collection of the Proceeds or Award (if Lender shall have the right, pursuant to the terms of this Agreement, to participate in the settlement or collection of such Proceeds or Award), shall be applied in the same manner as repayments under Section 2.3.1.  Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3                     Optional Prepayments.  Provided no Event of Default has occurred and is continuing, the Borrowers shall have the right to prepay all or any portion of the Principal on any Payment Date provided that the Borrowers give Lender at least ten (10) days prior written notice thereof.

2.4                               Release of Property.

2.4.1                     Release Upon Payment in Full of Debt.  Lender shall, upon the written request, upon payment in full of the Debt in accordance herewith, release or, if requested by the Borrowers, assign to the Borrowers’ designee (without any representation or warranty by and without any recourse against Lender whatsoever other than representations from Lender (i) as to the outstanding principal balance of the Loan, (ii) that Lender is the then current holder of the Loan and (iii) Lender has all power and authority to assign the Loan and such assignment is the legal, valid and binding obligation of Lender) the Lien of the Loan Documents if not theretofore released.  The Borrowers shall pay Lender’s reasonable out-of-pocket costs and expenses in connection with any release or assignment of the Lien of the Loan Documents pursuant to this Section within five (5) Business Days after such release or such assignment.

2.4.2                     Partial Release of the Property.  Lender shall, from time to time, release any Property from the Liens created by the Loan Documents upon the satisfaction of the following conditions by delivering to the applicable Borrower a duly executed and acknowledged partial release of the Lien of the relevant Mortgage in recordable form, a release of security interest pursuant to the relevant Financing Statement and any other documentation required to effectuate such release:

(a)                                  Lender shall have received not less than ten (10) days’ prior written notice of the proposed release,

(b)                                 contemporaneously with such release, there shall be a sale of such Property, and

(c)                                  immediately after giving effect to such release and the application of the Release Price with respect to such release pursuant to Section 2.4.3, the LTV Ratio shall not be greater than sixty percent (60%) or, in the event that immediately after giving effect to such release and the application of the Release Price with respect to such release pursuant to Section 2.4.3, the LTV Ratio would be greater than sixty percent (60%), Lender shall have received, as the Release Price to be paid pursuant to Section 2.4.2(d)(2), an amount equal to the Allocated Loan Amount for the Property being released; provided that at any time during the second year of the Term, the Borrowers may, at their sole cost and expense, obtain updates to the Appraisals for the Properties (the “Updated Appraisals” and individually, an “Updated Appraisal”) which Updated Appraisals shall be used in calculating the LTV Ratio pursuant to this Section only; provided further that after the first year of the Term and until such time as the Borrowers have elected to obtain Updated Appraisals, Lender shall have received in connection with the release of any Property, as the Release Price to be paid pursuant to Section 2.4.2(d)(2), an amount equal to the Allocated Loan Amount for the Property being released and there shall be no obligation to satisfy a LTV Ratio in connection with any release; for purposes of this Section 2.4.2(c) only, “LTV Ratio” shall mean, as of any date, the ratio of (i) the total outstanding principal balance of the Loan to (ii) the sum of the Appraised Values of the Properties,

(d)                                 Lender shall have received all of the following with respect to such Property to be released:

(1)                                  the sales contract, which shall have been entered into on arms length terms, and certified by the applicable Borrower to be a true and complete copy of such contract;

(2)                                  the Release Price for such Property (subject to Section 2.4.2(c)) and until such time as a total of $4,500,000 has been deposited into the Cash Trap Reserve Subaccount (including the $2,000,000 deposited on the date hereof), Excess Net Cash Proceeds, if any;

(3)                                  such other documents, certificates, opinions or assurances as Lender may reasonably request, including, without limitation, a continuation letter from the applicable title insurance company stating that (x) the Liens insured by the applicable Title Insurance Policy are not impaired by the release of such Property from the relevant Mortgage and (y) the amount of coverage afforded by the applicable Title Insurance Policy is reduced by not more than the proceeds being provided to Lender pursuant to clause (2) above; provided that the cost to the Borrowers of any such document, certificate, opinion or assurance requested by Lender pursuant to this clause (3) is immaterial;

(4)                                  a copy of the closing statement with respect to such Property; and

(5)                                  the Borrowers shall pay Lender’s reasonable out-of-pocket costs and expenses in connection with such release.

Upon the release of any Property pursuant to this Section 2.4.2, the Properties shall no longer be deemed to include such released Property.

2.4.3                     Fees; Application of Release Prices and Excess Net Cash Proceeds.

Lender shall not charge the Borrowers any fee in connection with the release of any Property except for Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees).  Release Prices and Excess Net Cash Proceeds received by Lender pursuant to Section 2.4.2(d)(2) shall be applied as follows:

(a)                                  Release Prices shall be applied in the same manner as repayments under Section 2.3.1; and

(b)                                 Subject to Section 2.4.2(d)(2), Excess Net Cash Proceeds, if any, shall be deposited into the Cash Trap Reserve Subaccount;

For avoidance of doubt, it is agreed that once an aggregate of $4,500,000 shall have been deposited in the Cash Trap Reserve Subaccount, there shall be no further obligation on the part of the Borrowers to make deposits therein, notwithstanding that funds shall have been disbursed therefrom.

2.5                               Payments and Computations.

2.5.1                     Making of Payments.  Each payment by the Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to the Borrowers.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.  All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2                     Computations.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3                     Late Payment Charge.  If any Principal, interest or other sum due under any Loan Document is not paid by the Borrowers within five (5) days of the date on which it is due, the Borrowers shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment; provided that the Late Payment Charge shall not be assessed on any Principal, interest or other sum due under any Loan Document on the Maturity Date.  Such amount shall be secured by the Loan Documents.

2.6                               [reserved]

2.7          Substitution of Collateral.

Subject to the terms and conditions set forth in this Section 2.7, the Borrowers may obtain a release of the Lien of a Mortgage and the related Loan Documents encumbering any Property (each, a “Substituted Property” and collectively, the “Substituted Properties”) by substituting therefor one or more other office or retail properties currently owned, or subsequently acquired, by the Borrowers (each, a “Substitute Property” and collectively, the “Substitute Properties”), provided that the following conditions precedent are satisfied:

(a)                                  Simultaneously with the substitution, the Borrower owning each Substituted Property shall convey fee simple title to such Substituted Property to a Person other than any Borrower or any Affiliate of any Borrower.

(b)                                 Lender shall have received an Appraisal of each Substitute Property dated no more than one hundred and twenty (120) days prior to the substitution.

(c)                                  Immediately after giving effect to the substitution of Properties, the LTV Ratio shall not be greater than sixty percent (60%).

(d)                                 After a Secondary Market Transaction, if Lender determines such a confirmation is reasonably necessary, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities issued in connection with such Secondary Market Transaction that are then outstanding.

(e)                                  No Event of Default shall have occurred and be continuing.

(f)                                    With respect to each Substitute Property, the appropriate Borrower shall have executed, acknowledged and delivered to Lender a mortgage or deed of trust, as applicable, in form and substance substantially similar to the Mortgage previously delivered for each Property that is located in the same state as such Substitute Property; provided that if no Property is located in the same state as a Substitute Property, the mortgage or deed of trust, as applicable, for such Substitute Property shall be in form and substance substantially similar to the Mortgages previously delivered to Lender in connection with the Properties and such mortgage or deed of trust shall reflect only those changes as required to make such mortgage or deed of trust enforceable under the law of the state in which such Substitute Property is located.  Additionally, with respect to each Substitute Property, but only if customary in the jurisdiction where such Substitute Property is located or if required to create and perfect a lien on the Leases and Rents in favor of Lender, the appropriate Borrower shall have executed, acknowledged and delivered to Lender an assignment of leases and rents in form and substance substantially similar to the Assignment of Leases previously delivered for each Property that is located in the same state as such Substitute Property; provided that if no Property is located in the same state as a Substitute Property, the assignment of leases and rents for such Substitute Property shall be in form and substance substantially similar to the Assignments of Leases previously delivered to Lender in connection with the Properties and such assignment of leases and rents shall reflect only those changes as required to make such assignment of leases and rents enforceable under the law of the state in which such Substitute Property is located.

(g)                                 With respect to each mortgage, deed of trust and assignment of leases and rents delivered pursuant to clause (f) of Section 2.7, Lender shall have received an opinion, or opinions, of counsel admitted to practice under the laws of the state in which each such document is to be recorded in form and substance reasonably satisfactory to Lender and covering those matters that have been opined upon in opinions of counsel previously delivered to Lender in connection with the Mortgages and the Assignments of Leases (including those matters unrelated to the enforceability of a Mortgage or an Assignment of Leases); provided that if Lender has previously received such an opinion in connection with a Mortgage that has been recorded in the same state as the new mortgage or deed of trust is to be recorded, then there shall be no requirement for Lender to have received the opinion described in the first clause of this Section 2.7(g).

(h)                                 Lender shall have received a current title survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located in accordance with the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.

(i)                                     Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for a Property hereunder have been satisfied with respect to each Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

(j)                                     Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property is not in violation of any Legal Requirement pertaining to any Hazardous Substance and is not subject to any risk of contamination from any off-site Hazardous Substance.

(k)                                  Lender shall have received a property zoning report with respect to each Substitute Property in form and substance reasonably satisfactory to Lender.

(l)                                     Lender shall have received a property condition report with respect to each Substitute Property in form and substance reasonably satisfactory to Lender.

(m)                               All currently due Taxes (including any in arrears) relating to each Substitute Property and currently due Other Charges relating to each Substitute Property shall have been paid.

(n)                                 Lender shall have received annual operating statements and occupancy statements for each Substitute Property for the most current completed fiscal year and a current operating statement for each Substituted Property, each certified to Lender as being true and correct and a certificate from the Borrowers certifying that there has been no adverse change in the financial condition of each Substitute Property since the date of such operating statements.

(o)                                 If requested, Lender shall have received copies of all tenant leases and any ground leases affecting each Substitute Property.  Lender shall have received a current rent roll of each Substitute Property.

(p)                                 At Lender’s reasonable request, the Borrowers shall have delivered to Lender, and its successors and assigns, estoppel certificates and subordination, nondisturbance and attornment agreements, in form and substance reasonably satisfactory to Lender, with respect to each lease affecting each Substitute Property that will be deemed a Material Lease pursuant to the terms and conditions of this Agreement.

(q)                                 Lender shall have either received (i) an endorsement to the applicable Title Insurance Policy or (ii) a new Title Insurance Policy, in each case, in form and substance reasonably satisfactory to Lender, insuring the Lien of the Mortgage(s) encumbering each Substitute Property.

(r)                                    Lender shall have received a copy of an amendment to each Management Agreement with respect to each Substituted Property reflecting the deletion of such Substituted Property and the addition of each Substitute Property as a property managed pursuant thereto.

(s)                                  Lender shall have received copies of all leases and other material agreements affecting each Substitute Property.

(t)                                    Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as Lender reasonably requests consistent with the deliveries required in connection with the origination of the Loan.

(u)                                 Employing Lender’s reasonable discretion, Lender shall establish the Allocated Loan Amount for each Substitute Property.

(v)                                 The Borrowers shall submit to Lender, not less than five (5) days prior to the date of the substitution, a release of Lien (and related Loan Documents) for each Substituted Property for execution by Lender.  Such release shall be in a form appropriate for the jurisdiction in which each Substituted Property is located and reasonably satisfactory to Lender.  After a Secondary Market Transaction, the Borrowers shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.7 have been satisfied.

(w)                               The Borrowers shall have paid or reimbursed Lender for all out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and the Borrowers shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution.  The Borrowers shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

Upon the satisfaction of the foregoing conditions precedent, Lender shall release its Lien from each Substituted Property to be released and each Substitute Property shall be deemed to be a Property for purposes of this Agreement.

2.8                               Extension Option.                                 The Borrowers shall have the right, at their option, to extend the Term until April 9, 2011 (the “Extended Maturity Date”) by giving notice of such extension to Lender at least fifteen (15) days prior to the originally scheduled Stated Maturity Date.  Upon receipt of such request to extend the Term until the Extended Maturity Date, Lender will promptly confirm to the Borrowers in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:

(a)          no Default or Event of Default exists at the time such request is made and on the originally scheduled Stated Maturity Date;

(b)         on the originally scheduled Stated Maturity Date, the LTV Ratio shall not be greater than sixty percent (60%); and

(c)          if the option to extend the Term until the Extended Maturity Date is exercised, the Borrowers pay to Lender on the first day of the extension term, an extension fee in an amount equal to 0.15% of the then-outstanding Principal.

If the Borrowers are unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

3.                                      CASH MANAGEMENT AND RESERVES

3.1                               Cash Management Arrangements.

On or prior to the date hereof, the Borrowers shall open an Eligible Account at the Deposit Bank (the “Deposit Account”) into which funds shall be deposited pursuant to Sections 3.2, 3.3 and 3.4.  Funds in the Deposit Account shall be invested at Lender’s discretion only in Permitted Investments; provided that if no Event of Default has occurred and is continuing, funds in the Deposit Account shall be invested at the Borrowers’ discretion only in Permitted Investments.  Lender will establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”).  The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and the Borrowers shall have no right of withdrawal therefrom.  The Borrowers shall pay for all expenses of opening and maintaining the Deposit Account and Subaccounts.

3.2                               Cash Trap Reserve.

3.2.1                     Deposits in Cash Trap Reserve Subaccount.  On the date hereof, Lender shall fund $2,000,000 of the Loan proceeds into a Subaccount (the “Cash Trap Reserve Subaccount”).  Thereafter, upon receipt of the Release Price in connection with any release of any HFS/FPC Property from the lien of the relevant Mortgage pursuant to Section 2.4, Lender shall promptly deposit a portion of such Release Price into the Cash Trap Reserve Subaccount as and to the extent required pursuant to Section 2.4.3 until an additional $2,500,000 has been deposited into the Cash Trap Reserve Subaccount.  Other than as set forth in this Section and Section 2.4, the Borrower shall have no obligation to make deposits into the Cash Trap Reserve Subaccount.  Notwithstanding anything to the contrary contained in this Agreement, in the event that more than twenty (20) Properties are simultaneously released within thirty (30) days of the date hereof and in connection therewith the outstanding principal balance of the Loan is paid down by $20,000,000, Lender shall reduce the amount of funds the Borrowers are obligated to deposit into the Cash Trap Reserve Subaccount by an amount determined by Lender in its reasonable discretion.

3.2.2                     Disbursements from Cash Trap Reserve Subaccount.  Funds in the Cash Trap Reserve Subaccount shall only be disbursed for the payment of (i) Taxes and Insurance Premiums required to be made by the Borrowers pursuant to Sections 5.2 and 7.1, (ii) leasing commissions and/or tenant improvement allowances in connection with Leases entered into on or after the date hereof (“TI/LC Costs”), (iii) Monthly Operating Expense Shortfalls, (iv) Monthly Interest Shortfalls, (v) Monthly Additional Loan Payment Shortfalls, (vi) costs of Approved Capital Expenses, (vii) costs of Required Repairs and (viii) costs of completing Remedial Work in connection with any Property (“Remediation Costs”). Subject to Section 3.2.3, provided no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Cash Trap Reserve Subaccount to the Borrowers (except in the case of disbursements for a Monthly Interest Shortfall and a Monthly Additional Loan Payment Shortfall which disbursements shall be applied pursuant to clause (b) and clause (c) respectively of this Section 3.2.2) within three (3) days after the later of (x) the delivery by the Borrowers to Lender of a request therefor and (y) the completion of the following conditions which are applicable to the type of disbursement (e.g. disbursement for TI/LC Costs, disbursement for Required Repairs, etc.) requested, it being understood that the Borrowers may simultaneously request multiple types of disbursements and in such instance, subject to Section 3.2.3, Lender shall disburse funds as the conditions for each type of disbursement are met and need not wait until all conditions are met for all of the then outstanding types of disbursements:

(a)                                  In the case of the requested disbursement of funds from the Cash Trap Reserve Subaccount for the payment of Taxes and Insurance Premiums required to be made by the Borrowers pursuant to Sections 5.2 and 7.1, the Borrowers shall deliver to Lender (i) an Officer’s Certificate certifying (A) that such funds will be used to pay, or reimburse one or more Borrowers for, Taxes and Insurance Premiums, (B)  that the same has not been the subject of a previous disbursement from the Cash Trap Reserve Subaccount and (C) that all previous disbursements from the Cash Trap Reserve Subaccount for the payment of Taxes and Insurance Premiums have been used to pay the previously identified Taxes and Insurance Premiums and (ii) any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums) setting forth the Taxes and Insurance Premiums for which such disbursement is requested.

(b)                                 In the case of the requested disbursement from the Cash Trap Reserve Subaccount for the payment of a Monthly Interest Shortfall, the Borrowers shall deliver to Lender an Officer’s Certificate (i) certifying the expected amount of the Available Cash Flow on the Payment Date for which such disbursement is requested, (ii) certifying the amount of such Monthly Interest Shortfall that is anticipated to occur on the Payment Date for which such disbursement is requested and the calculation thereof and (iii) directing Lender to apply such disbursement on such Payment Date to the Monthly Interest Payment.

(c)                                  In the case of the requested disbursement from the Cash Trap Reserve Subaccount for the payment of a Monthly Additional Loan Payment Shortfall, the Borrowers shall deliver to Lender an Officer’s Certificate (i) certifying the expected amount of the Available Cash Flow on the Payment Date for which such disbursement is requested, (ii) certifying the amount of such Monthly Additional Loan Payment Shortfall that is anticipated to occur on the Payment Date for which such disbursement is requested and the calculation thereof and (iii) directing Lender to apply such disbursement on such Payment Date to the Monthly Additional Loan Payment.

(d)                                 In the case of the requested disbursement from the Cash Trap Reserve Subaccount for the payment of a Monthly Operating Expense Shortfall, the Borrowers shall deliver to Lender (i) an Officer’s Certificate certifying (A) the expected amount of the Available Cash Flow on the Payment Date during the month when such disbursement is requested, (B) the amount of such Monthly Operating Expense Shortfall that is anticipated to occur on the Payment Date during the month when such disbursement is requested and the calculation thereof, (C) that such funds will be used to pay such Monthly Operating Expense Shortfall, (D) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (E) that the same has not been the subject of a previous disbursement from the Cash Trap Reserve Subaccount and (F) that all previous disbursements from the Cash Trap Reserve Subaccount for the payment of Monthly Operating Expense Shortfalls have been used to pay the previously identified Monthly Operating Expense Shortfalls and (ii) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

(e)                                  In the case of the requested disbursement from the Cash Trap Reserve Subaccount for the payment of Remediation Costs, the Borrowers shall deliver to Lender (i) an Officer’s Certificate certifying (A) that such funds will be used to pay, or reimburse one or more Borrowers, for Remediation Costs and a description thereof, (B) that the same has not been the subject of a previous disbursement from the Cash Trap Reserve Subaccount and (C) that all previous disbursements from the Cash Trap Reserve Subaccount for the payment of Remediation Costs have been used to pay the previously identified Remediation Costs, (ii) evidence of payment reasonably satisfactory to Lender and (iii) such other evidence as Lender shall reasonably request that the Remediation Costs to be funded by the requested disbursement have been completed.

(f)                                    In the case of the requested disbursement of funds from the Cash Trap Reserve Subaccount for TI/LC Costs, (i) Lender shall have (if it desires) verified (by an inspection conducted at the Borrowers’ expense) performance of the tenant improvement work associated with such tenant improvement allowance but only if the cost of such work exceeded (x) $100,000 with respect to work relating to only one Property and (y) $250,000 with respect to work relating to multiple Properties and (ii) the Borrowers shall deliver to Lender (A) an Officer’s Certificate certifying (1) that such funds will be used to pay, or reimburse one or more Borrowers, for TI/LC Costs and a description thereof, (2) that the same has not been the subject of a previous disbursement from the Cash Trap Reserve Subaccount and (3) that all previous disbursements from the Cash Trap Reserve Subaccount for the payment of TI/LC costs have been used to pay the previously identified TI/LC Costs, (B)  such other evidence as Lender shall reasonably request that the tenant improvements associated with the tenant improvement allowances to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to the Borrowers and (C) such other evidence as Lender shall reasonably request that the leasing commissions to be funded by the requested disbursement have been earned.

(g)                                 In the case of the requested disbursement of funds from the Cash Trap Reserve Subaccount for the payment of Approved Capital Expenses, (i) Lender shall have (if it desires) verified (by an inspection conducted at the Borrowers’ expense) performance of the work associated with such Approved Capital Expense but only if the cost of such work exceeded (x) $100,000 with respect to work relating to only one Property and (y) $250,000 with respect to work relating to multiple Properties and (ii) the Borrowers shall deliver to Lender (A) an Officer’s Certificate certifying (1) that such funds will be used to pay, or reimburse one or more Borrowers, for Approved Capital Expenses and a description thereof, (2) that the same has not been the subject of a previous disbursement from the Cash Trap Reserve Subaccount and (3) that all previous disbursements from the Cash Trap Reserve Subaccount for the payment of Approved Capital Expenses have been used to pay the previously identified Approved Capital Expenses, (B) lien waivers (which may be conditioned upon payment) or, if applicable, other evidence of payment reasonably satisfactory to Lender, (C) at Lender’s option, in the event the cost of the work associated with such Approved Capital Expenses exceeded (x) $100,000 with respect to work relating to only one Property and (y) $250,000 with respect to work relating to multiple Properties, a title search for each Property that will benefit from the Approved Capital Expense indicating that such Property is free from all Liens, claims and other encumbrances not previously approved by Lender other than Liens with respect to which a lien waiver has been delivered and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenses to be funded by the requested disbursement have been completed.

(h)                                 In the case of the requested disbursement from the Cash Trap Reserve Subaccount for the payment of the costs of Required Repairs, the Borrowers shall deliver to Lender (i) an Officer’s Certificate certifying that (A) the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof costing in excess of (x) $100,000 with respect to work relating to only one Property and (y) $250,000 with respect to work relating to multiple Properties and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate lien waivers (which may be conditioned upon payment) or, if applicable, other evidence of payment reasonably satisfactory to Lender; (iii) at Lender’s option, and in the event the cost of the work associated with such Required Repairs exceeded  (x) $100,000 with respect to work relating to only one Property and (y) $250,000 with respect to work relating to multiple Properties, a title search for the Property that will benefit from the Required Repair indicating that such Property is free from all Liens not previously approved by Lender; and (iv) such other evidence as Lender shall reasonably request that the Required Repairs which are to be funded by the requested disbursement have been completed.

Notwithstanding anything to the contrary contained in this Agreement, no disbursement from the Cash Trap Reserve Subaccount for the payment of Taxes and Insurance Premiums shall be made pursuant to Section 3.2.2(d).

3.2.3                     Priority of Disbursements from Cash Trap Reserve Subaccount.  In the event that at any given time the Borrowers have more than one request for disbursement of funds from the Cash Trap Reserve Subaccount outstanding and there are insufficient funds in the Cash Trap Reserve Subaccount to fulfill each such request, Lender shall disburse funds in the Cash Trap Reserve Subaccount in the following order of priority:

(a)                                  First, to the payment of Taxes and Insurance;

(b)                                 Second, to the payment of Monthly Interest Shortfalls;

(c)                                  Third, to the payment of Monthly Additional Loan Payment Shortfalls;

(d)                                 Fourth, to the payment of Monthly Operating Expense Shortfalls;

(e)                                  Fifth, to the payment of Remediation Costs;

(f)                                    Sixth, to the payment of TI/LC Costs;

(g)                                 Seventh, to the payment of Approved Capital Expenses; and

(h)                                 Eighth, to the payment of the cost of Required Repairs.

3.3                               Casualty/Condemnation Subaccount.  The Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Section 7.  All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Section 7.

3.4                               Grant of Security Interest; Application of Funds.  As security for payment of the Debt and the performance by the Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower’s right, title and interest in and to all payments to or monies held in the Deposit Account and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”).  Each Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents.  The Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  All interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of the Borrowers and shall be taxable to the Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  Upon repayment in full of the Debt, all remaining funds in the Cash Trap Reserve Subaccount, if any, shall be promptly disbursed to, or as directed by, the Borrowers or if the Borrowers shall notify Lender not less than five (5) Business Days prior to the date on which the Debt is repaid in full, any amounts remaining on deposit in the Cash Trap Reserve Subaccount shall be applied by Lender to the amounts payable by the Borrowers in respect of the Debt.

4.                                      REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

4.1                               Organization; Special Purpose. Each Borrower and each SPE Party has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each Borrower and each SPE Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.  Each Borrower and each SPE Party is a Special Purpose Bankruptcy Remote Entity.

4.2                               Proceedings; Enforceability.  Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

The Loan Documents have been duly executed and delivered by each Borrower that is a party thereto and constitute legal, valid and binding obligations of each Borrower that is a party thereto enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.  The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.  No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.3                               No Conflicts.  The execution, delivery and performance of the Loan Documents by each Borrower that is a party thereto and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any Borrower pursuant to the terms of, any agreement or instrument to which such Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of its properties.  No Borrower’s rights under the Licenses and the Management Agreements will be adversely affected by the execution and delivery of the Loan Documents, any Borrower’s performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender.  Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

4.4                               Litigation.  There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to any Borrower’s knowledge, threatened in writing against or affecting any Borrower, any SPE Party, any Manager or any Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of any Borrower (including the ability of such Borrower to carry out its obligations under the Loan Documents), any SPE Party, any Manager or the use, value, condition or ownership of any Property.

4.5                               Agreements.  No Borrower is a party to any agreement or instrument or subject to any restriction which might adversely affect such Borrower or any Property, or such Borrower’s business, properties, operations or financial condition.  No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound.

4.6                               Title.  Each Borrower has good, marketable and indefeasible title in fee to the applicable real property which it purports to own and good title to the balance of the applicable Property it purports to own, free and clear of all Liens except the Permitted Encumbrances.  To each Borrower’s knowledge, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of any portion of any Property to any Borrower have been paid.  The Mortgages when properly recorded in the appropriate records, together with any Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on each Borrower’s interest in the Properties which it owns and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.  The Permitted Encumbrances do not materially adversely affect the value, operation or use of any Property, or the Borrowers’ ability to repay the Loan.  No Condemnation or other proceeding has been commenced or, to any Borrower’s actual knowledge, has been threatened in writing with respect to all or part of any Property or for the relocation of roadways providing access to any Property.  To each Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  To each Borrower’s knowledge, except as disclosed in the Title Insurance Policies, the surveys for the Properties delivered to Lender (collectively, the “Surveys”) do not fail to reflect any material matter affecting the Properties or the title thereto.  To each Borrower’s knowledge, except as shown on the Surveys or as disclosed in the Title Insurance Policies, all of the Improvements with respect to any Property included in determining the appraised value of such Property lie wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon such Property, and no easement or other encumbrance upon such Property encroaches upon any of such Improvements, except those insured against by the Title Insurance Policy.  To each Borrower’s knowledge, except as shown on the Surveys or as disclosed in the Title Insurance Policies, each parcel comprising any Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property.  To each Borrower’s knowledge, except as disclosed in the Title Insurance Policies, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

4.7                               No Bankruptcy Filing.  No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and no Borrower has actual knowledge of any Person contemplating the filing of any such petition against it.  In addition, neither any Borrower nor any SPE Party has been a party to, or the subject of, a Bankruptcy Proceeding for the past ten (10) years.

4.8                               Full and Accurate Disclosure.  No statement of fact made by any Borrower in any Loan Document to which it is party contains any untrue statement of a material fact or, to each Borrower’s knowledge, omits to state any material fact necessary to make statements contained therein not misleading.  There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects any Property or the business, operations or condition (financial or otherwise) of any Borrower.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered by the Borrowers to Lender in respect of the Borrowers and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Borrowers and the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein.  No Borrower has contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not permitted by this Agreement.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or any Property from that set forth in said financial statements.

4.9                               Tax Filings.  To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower.  Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10                        No Plan Assets.  As of the date hereof and throughout the Term (i) no Borrower is, and no Borrower will be, an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Borrower is, and no Borrower will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, neither any Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11                        Compliance.  To each Borrower’s knowledge, each Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances).  No Borrower has received written notice that it is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.  The Properties are used exclusively for office, branch banking, and/or retail space and other appurtenant and related uses.  To each Borrower’s knowledge, no legal proceedings are pending or have been threatened in writing with respect to the zoning of any Property.  To each Borrower’s knowledge, neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property, except for easements and rights of way shown on the Surveys or as disclosed in the Title Insurance Policies.  All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties (collectively, the “Licenses”), have been obtained and are in full force and effect.  To each Borrower’s knowledge, the use being made of each Property is in conformity with the certificates of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

4.12                        Contracts.  To each Borrower’s knowledge, there are no service, maintenance or repair contracts affecting any Property that are not terminable on three (3) month’s notice or less without cause and without penalty or premium in excess of $100,000.

4.13                        Federal Reserve Regulations; Investment Company Act.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.  No Borrower is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14                        Easements; Utilities and Public Access.  To each Borrower’s knowledge, except as identified on the Surveys or as disclosed in the Title Insurance Policies, all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the practical utilization of the Improvements with respect to each Property for their current purposes have been obtained and are in full force and effect.  To each Borrower’s knowledge, except as shown on the Surveys or as disclosed in the Title Insurance Policies, each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses.  Except as shown on the Surveys or as disclosed in the Title Insurance Policies, all public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid easement.  Except as shown on the Surveys or as disclosed in the Title Insurance Policies, all roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15                        Physical Condition.  To each Borrower’s knowledge, except as disclosed in the Physical Condition Reports, each Property, including all Improvements with respect to such Property, parking facilities, systems, Equipment with respect to such Property, are in good condition, order and repair in all material respects. To each Borrower’s knowledge, except as disclosed in the Physical Condition Reports, there exists no structural or other material defect or damages to any Property, whether latent or otherwise.  No Borrower has received written notice from any insurance company or bonding company of any material defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.  Except as shown on the Surveys or as disclosed in the Title Insurance Policies or Physical Condition Reports, no portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.  The Improvements with respect to each Property have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16                        Leases.  The list of Leases attached hereto as Schedule 4 is true, complete and correct and no Property is subject to any Leases other than the Leases described on Schedule 4.  Except as set forth on Schedule 4: (i) each Material Lease is in full force and effect; (ii) the tenants under the Material Leases have accepted possession of their respective demised premises, have commenced the payment of rent under the Material Leases (subject to any “free rent” or rent abatements provided for therein); (iii) no tenant under any Material Lease has asserted, in writing, any offsets, claims or defenses to the enforcement of such Material Lease; (iv) all rents due and payable under the Material Leases have been paid and, except with respect to those Material Leases which provide for the quarterly or annual payment of rent, no portion thereof has been paid for any period more than thirty (30) days in advance; (v) no Borrower has received written notice from any tenant under a Material Lease asserting that it is entitled to an adjustment to rent; (vi) no Borrower has received written notice from any tenant under a Material Lease asserting a material claim against the landlord under any Material Lease which remains outstanding; (vii) no Borrower has received written notice from any tenant under a Material Lease asserting any material defaults on the part of the landlord under any Material Lease; (viii) to each Borrower’s knowledge, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a material default; (ix) to each Borrower’s knowledge, there is no present material default by the tenant under any Material Lease; (x) with respect to each Material Lease, the Borrower which is a party thereto is the sole owner of the entire lessor’s interest in such Material Lease; (xi) each Material Lease is the valid, binding and enforceable obligation of the Borrower which is a party thereto; and (xii) no Person has any possessory interest in, or right to occupy, any Property subject to any Material Lease except under the terms of such Material Lease or pursuant to any Leases entered into by the tenants under the Material Leases.  Neither the Material Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

4.17                        Fraudulent Transfer.  No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  To each Borrower’s knowledge, giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  To each Borrower’s knowledge, no Borrower’s assets constitute, and immediately following the execution and delivery of the Loan Documents no Borrower’s assets will constitute, unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower intends to incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

4.18                        Ownership of Borrowers.

4.18.1              Ownership of HFS.  The sole general partner of HFS is HFS GP.  First States Investors Asset Group A, L.P., a Delaware limited partnership, is the owner of all of the issued and outstanding membership interests of HFS GP.  The only other partner of HFS is First States Investors Asset Group A, L.P., a Delaware limited partnership.  The membership interests of HFS GP and the partnership interests in HFS are owned free and clear of all Liens, warrants, options and rights to purchase.  HFS has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.

4.18.2              Ownership of FPC.  The sole general partner of FPC is FPC GP.  First States Investors Asset Group A, L.P., a Delaware limited partnership, is the owner of all of the issued and outstanding membership interests of FPC GP.  The only other partner of FPC is First States Investors Asset Group A, L.P., a Delaware limited partnership.  The membership interests of FPC GP and the partnership interests in FPC are owned free and clear of all Liens, warrants, options and rights to purchase.  FPC has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.

4.18.3              Ownership of TRS.  The sole general partner of TRS is TRS GP.  American Financial TRS, Inc., a Delaware corporation, is the owner of all of the issued and outstanding membership interests of TRS GP.  The only other partner of TRS is American Financial TRS, Inc., a Delaware corporation.  The membership interests of TRS GP and the partnership interests in TRS are owned free and clear of all Liens, warrants, options and rights to purchase.  TRS has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.

4.18.4              Organizational Chart.  The organizational chart attached hereto as Schedule 5 is complete and accurate.

4.19                        Purchase Options.  Except as set forth in the Leases in effect on the date hereof, neither any Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties granted in writing by any Borrower.  Neither the transactions contemplated by the Loan Documents nor the Merger give rise to circumstances that entitle any Person to exercise any purchase option, right of first refusal, right of first offer or other similar right affecting any Property or any portion thereof.

4.20                        Management Agreement.  The Management Agreements are in full force and effect.  There is no material default, breach or violation existing under any Management Agreement, and, to each Borrower’s actual knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation thereunder, by either party thereto.

4.21                        Hazardous Substances.  Except as disclosed in the Environmental Reports, (i) to each Borrower’s knowledge, no Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) to each Borrower’s knowledge, no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of such Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to each Borrower’s knowledge, no Hazardous Substances are or have been (including the period prior to any Borrower’s acquisition of any Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from such Property other than in compliance with all Environmental Laws; (iv) to each Borrower’s knowledge, no Toxic Mold is on or about any Property which requires remediation; and (v) no underground storage tanks exist on any Property and, to each Borrower’s knowledge, no Property has ever been used as a landfill.

4.22                        Name; Principal Place of Business.  No Borrower uses, and no Borrower will use, any trade name and no Borrower has done, and no Borrower will do, business under any name other than its actual name set forth herein.  The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and such Borrower has no other place of business.

4.23                        Other Debt.  There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity.

5.                                      COVENANTS

Until the end of the Term, each Borrower hereby covenants and agrees with Lender that:

5.1                               Existence.  Each Borrower and each SPE Party shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of each Property.

5.2                               Taxes and Other Charges.  The Borrowers shall pay all Taxes and Other Charges as the same become due and payable, subject to the Borrowers’ right to contest the same, and, upon Lender’s request, the Borrowers shall deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that the Borrowers need not pay such Taxes nor furnish such receipts for payment of Taxes paid by

Lender pursuant to Section 3.2).  The Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien against any Property, and shall promptly pay for all utility services provided to any Property.  The Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in all material respects in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) the Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than one hundred and five percent (105%) of the Taxes and Other Charges being contested, and (vi) the Borrowers shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties.  The Borrowers shall provide written notice to Lender within five (5) Business Days after the commencement of any legal proceeding to contest the amount or validity or application of any Taxes or Other Charges.

5.3                               Access to Property.  Each Borrower shall, subject to the rights of tenants and other occupants of the Properties, permit agents, representatives, consultants and employees of Lender to inspect any Property or any part thereof at reasonable hours upon reasonable advance written notice to the Borrowers and Manager provided that such notice shall identify the agent, representative, consultant and/or employee as an agent, representative, consultant or employee of Lender.

5.4                               Repairs; Maintenance and Compliance; Alterations.

5.4.1                     Repairs; Maintenance and Compliance.  The Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and the Borrowers shall cause each Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements with respect to such Property or Equipment with respect to such Property (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality).  The Borrowers shall comply with all Legal Requirements and promptly cure any violation of a Legal Requirement.  The Borrowers shall notify Lender in writing within ten (10) Business Days after any Borrower first receives written notice of any such non-compliance.  Subject to Sections 7.2.1 and 7.3.1, the Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements with respect to any Property at any time in the process of construction or repair.

5.4.2                     Alterations.  The Borrowers shall perform and complete the Required Repairs set forth on Schedule 7 within twelve (12) months of the date hereof.  Each Borrower may, without Lender’s consent, perform other alterations to the Improvements with respect to any Property and Equipment with respect to any Property which (i) do not constitute a Material Alteration, (ii) do not adversely affect such Borrower’s financial condition or the value or Net Operating Income of such Property and (iii) are in the ordinary course of such Borrower’s business.  No Borrower shall perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Provided no Event of Default has occurred and is continuing, if any Borrower provides Lender with a written request for approval for any action requiring Lender’s consent or approval under this Section 5.4.2 (which written request shall specifically refer to this Section 5.4.2 and shall state that failure by Lender to approve or disapprove such request within ten (10) days will constitute a deemed approval and shall be accompanied by a reasonably detailed description of the request) and Lender fails to reject the request in writing delivered to the applicable Borrower within ten (10) days after receipt by Lender of the request (which rejection shall set forth the reasons for such rejection), the action which is the subject of such request shall be deemed approved.  Lender may, in its reasonable discretion, as a condition to giving its consent to a Material Alteration costing in excess of $1,000,000, require that the Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred and five percent (105%) of the cost of the Material Alteration as estimated by Lender, which security may be in the form of cash, a letter of credit in form and substance reasonably acceptable to Lender from an institution reasonably acceptable to Lender, a completion bond in form and substance reasonably acceptable to Lender from an issuer reasonably acceptable to Lender, a guaranty in form and substance reasonably acceptable to Lender from an entity reasonably acceptable to Lender or such other form as is reasonably acceptable to Lender.  Upon substantial completion of the Material Alteration, the Borrowers shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.  The Borrowers shall reimburse Lender within ten (10) Business Days after request therefor for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) actually incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5                               Performance of Other Agreements.  Each Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

5.6                               Cooperate in Legal Proceedings.  Each Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which are reasonably likely to materially adversely affect the rights of Lender under any Loan Document.

5.7                               Further Assurances.  Each Borrower shall, at the Borrowers’ sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to each Borrower and each SPE Party and (b) searches of title to each Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8                               Environmental Matters.

5.8.1                     Hazardous Substances.  So long as a Borrower owns or is in possession of any Property, the Borrowers shall (i) keep such Property free from Hazardous Substances and in compliance with all Environmental Laws (except those Hazardous Substances used by any Borrower and/or tenants at the Properties in the ordinary course of their respective businesses and in compliance with all applicable Environmental Laws), (ii) promptly notify Lender if any Borrower shall become aware that (A) any Hazardous Substance is on or near such Property in violation of any Environmental Law, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, if and to the extent required by law, promptly after any Borrower becomes aware of same, at the Borrowers’ sole expense.  Nothing herein shall prevent any Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2                     Environmental Monitoring. (a)   The Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened in writing by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could reasonably be expected to cause such Property to be subject to any cleanup pursuant to any Environmental Law.  Upon becoming aware of the presence of mold or fungus at any Property, the Borrowers shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts required by any applicable Environmental Laws for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of such Property affected by Toxic Mold, including providing any necessary moisture control systems at such Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing.  The Borrowers shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and the Borrowers shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)         Upon Lender’s request, at any time and from time to time, but not more than one time in any twelve (12) month period (unless an Event of Default has occurred and is continuing), the Borrowers shall provide an inspection or audit of any Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender in its reasonable discretion assessing the presence or absence of Hazardous Substances on, in or near such Property, and if an Event of Default has occurred and is continuing or Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by the Borrowers, otherwise the cost and expense of such audit or inspection shall be paid by Lender. Such inspections and audit may include soil borings and ground water monitoring, subject to the rights of tenants and occupants of the applicable Property.  If the Borrowers fail to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and the Borrowers hereby grants to Lender and its employees and agents access to such Property and a license to undertake such inspection or audit.  If Lender undertakes such inspection or audit, (i) Lender shall cause all parties accessing the applicable Property to be adequately insured (and naming the applicable Borrower as additional insured, if available at no additional cost to Lender) and (ii) Lender shall use, and cause all persons accessing the applicable Property to use, commercially reasonable efforts not to unreasonably interfere with the use, occupancy and enjoyment of such Property by the applicable Borrower and the tenants and occupants thereof.

(c)          If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property in question by any Borrower, or presently exists or is reasonably suspected of existing, the Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense upon request of Lender, and with respect to any Toxic Mold, the Borrowers shall take all action necessary to clean and disinfect any portions of the Improvements with respect to such Property affected by Toxic Mold in or about such Improvements, including providing any necessary moisture control systems at such Property.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), the Borrowers shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law.  All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender, in each case, in its reasonable discretion.  All costs of such Remedial Work shall be paid by the Borrowers, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work; provided that the Borrowers shall have access to funds in the Cash Trap Reserve Subaccount in accordance with the terms and conditions of Section 3.2.2(d) for the payment of such costs.  If the Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon not less than ten (10) days’ prior written notice to the Borrowers, cause such Remedial Work to be performed at the Borrowers’ expense.  Notwithstanding the foregoing, the Borrowers shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if the Borrowers, at their expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial

Work.  The Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (1) the Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither such Property nor any part thereof or interest therein will be sold, forfeited or lost if the Borrowers fail to promptly perform the Remedial Work being contested, and if the Borrowers fail to prevail in the contest, the Borrowers would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which the Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither such Property nor any interest therein would be subject to the imposition of any Lien for which the Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) the Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from the Borrowers’ failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred five percent (105%) of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that is reasonably likely to result from the Borrowers’ failure to prevail in such  contest.

(d)         No Borrower shall install or permit to be installed on any Property any underground storage tank.

5.8.3                     O & M Program.  In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for any Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), the Borrowers shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9                               Title to the Property.  The Borrowers shall warrant and defend the title to each Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10                        Leases.

5.10.1              Generally.  Upon request, the Borrowers shall furnish Lender with executed copies of all Material Leases then in effect and use reasonable efforts to make all other Leases available to Lender, either at the Properties or on an internet website.  All renewals of Material Leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

5.10.2              Material Leases.  No Borrower shall enter into a proposed Material Lease or a proposed renewal (other than a renewal which a tenant may exercise as a matter of right pursuant to the terms of such Material Lease and without the necessity of any Borrower’s consent), extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.  Prior to seeking Lender’s consent to any Material Lease, such Borrower shall deliver to Lender a copy of such proposed Material Lease (a “Proposed Material

Lease”) blacklined to show changes from the standard form of Lease approved by Lender and then being used by such Borrower.  Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days of the submission by such Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.  If requested by such Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.  Provided that no Event of Default has occurred and is continuing, if any Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.2 and shall state that failure by Lender to approve or disapprove within ten (10) days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to the applicable Borrower within ten (10) days after receipt by Lender of the request, the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease shall be deemed approved by Lender, and such Borrower shall be entitled to enter into such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

5.10.3              Ground Leases.

No Borrower shall enter into a Ground Lease or a renewal, extension or modification of an existing Ground Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.  Prior to seeking Lender’s consent to any Ground Lease, such Borrower shall deliver to Lender a copy of such proposed ground lease (a “Proposed Ground Lease”).  Lender shall approve or disapprove each Proposed Ground Lease or proposed renewal, extension or modification of an existing Ground Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days of the submission by such Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Ground Lease or proposed renewal, extension or modification of an existing Ground Lease.  If requested by such Borrower, Lender will grant conditional approvals of Proposed Ground Leases or proposed renewals, extensions or modifications of existing Ground Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Ground Lease or proposed renewal, extension or modification of an existing Ground Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Ground Lease or proposed renewal, extension or modification of an existing Ground Lease.  Notwithstanding anything the contrary contained herein, after a Secondary Market Transaction, each Ground Lease shall comply with Rating Agency guidelines.

5.10.4              Minor Leases.  Notwithstanding the provisions of Section 5.10.2 above, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified is a Minor Lease, (ii) the renewal of the existing Lease may be exercised by the tenant thereunder as a matter of right pursuant to the terms of such existing Lease and without the necessity of any Borrower’s consent or if such renewal is not exercisable by tenant as a matter of right pursuant to the terms of such Lease and without any Borrower’s consent, such existing Lease is a Minor Lease, (iii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (as such form may be modified from time to time to conform to generally prevailing market conditions, which modifications may be made without Lender’s consent), subject to any commercially reasonable changes made in the course of negotiation with the applicable tenant, and (iv) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of no greater than ten (10) years, (c) shall provide for automatic self-operative subordination to the applicable Mortgage and, at Lender’s option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the applicable Mortgage to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect.

5.10.5              Additional Covenants with respect to Leases.  Each Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases to which it is a party, including, without limitation, any obligation it has undertaken to provide tenant improvement allowances, and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all material notices of default that such Borrower shall send or receive under any Material Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv)  shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not convey or transfer or suffer or permit a conveyance or transfer of the applicable Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (vii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; (viii) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of such Borrower’s commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; (ix) shall pay when due all leasing commissions payable by such Borrower in connection with any Lease; and (x) shall cooperate with Lender to obtain subordination non-disturbance and attornment agreements in form and substance reasonably satisfactory to Lender from each tenant under any Material Lease.  Provided that no Event of Default has occurred and is continuing, if any Borrower provides Lender with a written request for approval for any action requiring Lender’s consent or approval under this Section 5.10.5 (which written request shall specifically refer to this Section 5.10.5 and shall state that failure by Lender to approve or disapprove such request within ten (10) days will constitute a deemed approval and shall be accompanied by a reasonably detailed description of the request) and Lender fails to reject the request in writing delivered to the applicable Borrower within ten (10) days after receipt by Lender of the request (which rejection shall set forth the reasons for such rejection), the action which is the subject of such request shall be deemed approved.

5.11                        Estoppel Statements.

5.11.1              Borrower Estoppel Statements.  Upon request of Lender, the Borrowers shall, within ten (10) days after receipt of Lender’s written request, furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; provided that the Borrowers shall not be required to deliver such statement more frequently than two (2) times in any calendar year.

5.11.2              Lender Estoppel Statements.  Upon request by the Borrowers, Lender shall, within ten (10) days after receipt of written request from the Borrowers, furnish the Borrowers with a statement, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, and (iv) whether, to Lender’s knowledge, there then exists any Default or Event of Default; provided that Lender shall not be required to deliver such statement more frequently than two (2) times in any calendar year.

5.12                        Property Management.

5.12.1              Management Agreement.  Each Borrower shall (i) cause each Property to be managed pursuant to a Management Agreement; (ii) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under any Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any material default under any Management Agreement of which it is aware; and (iv) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants required to be performed and observed by the Manager under any Management Agreement.  Without Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed), no Borrower shall (a) surrender, terminate, cancel, extend or renew any Management Agreement or otherwise replace any Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of any Management Agreement; (c) increase or consent to the increase of the amount of any charges under any Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, any Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under any Management Agreement (or any successor management agreement) if such default permits any Manager to terminate any Management Agreement (or such successor management agreement).

5.12.2              Termination of Manager.  If (i) an Event of Default shall have occurred and be continuing, (ii) any Manager is in default under any Management Agreement or (iii) the gross negligence, malfeasance or willful misconduct of any Manager has occurred, the applicable Borrower shall, at the request of Lender, terminate the applicable Management Agreement and replace the applicable Manager with a replacement manager acceptable to Lender in Lender’s discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating Agencies. The Borrowers may from time to time appoint one or more successor managers to manage any Property, provided that such successor manager(s) and Management Agreement(s) shall be approved in writing by Lender in Lender’s reasonable discretion and, after a Secondary Market Transaction, the applicable Rating Agencies (and Lender’s approval may be conditioned upon the Borrowers delivering a Rating Comfort Letter as to such successor manager(s) and Management Agreement(s)).  If at any time Lender consents to the appointment of a new manager, such new manager and the applicable Borrower shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by each Manager to Lender.  Notwithstanding anything to the contrary contained herein, each Borrower shall have the right to terminate the Management Agreement with respect to the Properties owned by such Borrower without Lender’s consent provided that (1) such Borrower shall have entered into a new management agreement with a Qualified Manager, which new management agreement shall have an effective date not later than thirty (30) days after the date on which the then existing Management Agreement is terminated (the “Replacement Management Agreement”) and (2) such Qualified Manager shall have executed and delivered to Lender prior to the effective date of such Replacement Management Agreement a Consent and Subordination of Manager in the same form as the Consent and Subordination of Manager executed and delivered to Lender on the date hereof.

5.12.3              Approvals.

Provided no Event of Default has occurred and is continuing, if any Borrower provides Lender with a written request for approval or consent for any action requiring Lender’s consent or approval under Section 5.12.1 or 5.12.2 (which written request shall specifically refer to Section 5.12.1 or 5.12.2, as the case may be, and shall state that failure by Lender to approve or disapprove such request within ten (10) days will constitute a deemed approval and shall be accompanied by a reasonably detailed description of the request) and Lender fails to reject the request in writing delivered to the applicable Borrower within ten (10) days after receipt by Lender of the request (which rejection shall set forth the reasons for such rejection), the action which is the subject of such request shall be deemed approved.

5.13                        Special Purpose Bankruptcy Remote Entity.  Each Borrower and each SPE Party shall at all times be a Special Purpose Bankruptcy Remote Entity.  Neither any Borrower nor any SPE Party shall directly or indirectly make any material change, amendment or modification to its or such SPE Party’s organizational documents, or otherwise take any action which could result in any Borrower or any SPE Party not being a Special Purpose Bankruptcy

Remote Entity.  A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 6 hereto.

5.14                        Assumption in Non-Consolidation Opinion.  The Borrowers shall deliver to Lender a substantive non-consolidation opinion letter in connection with the Loan in form and substance reasonably acceptable to Lender from Greenberg Traurig, LLP or other counsel reasonably acceptable to Lender.  Each Borrower and each SPE Party shall each conduct its business so that the assumptions (with respect to each Person) made in such substantive non-consolidation opinion letter shall be true and correct in all material respects.

5.15                        Change in Business or Operation of Property.  No Borrower shall purchase or own any real property other than the Properties and no Borrower shall enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.16                        Debt Cancellation.  No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

5.17                        Affiliate Transactions  No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the partners of any Borrower except in the ordinary course of business and on terms which are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.18                        Zoning.  No Borrower shall initiate or consent to any zoning reclassification of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

5.19                        No Joint Assessment.  No Borrower shall suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

5.20                        Principal Place of Business.  No Borrower shall change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

5.21                        Change of Name, Identity or Structure.  No Borrower shall change its name, identity (including its trade name or names) or its partnership structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower’s structure, without first obtaining the prior written consent of Lender.  Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, each Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which such Borrower intends to operate each Property owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to such Property.

5.22                        Indebtedness.  No Borrower shall directly or indirectly create, incur or assume any indebtedness other than the (i) Debt, (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of any Property and Permitted Equipment Financing that (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of three percent (3%) of the original amount of the Principal and (C) are paid within sixty (60) days of the date invoiced and (iii) leasing commissions and tenant improvement costs incurred by any Borrower in connection with any Lease entered into in accordance with the terms and conditions of this Agreement which (1) are not evidenced by a promissory note and (2) are paid in accordance with the terms and conditions of such Lease (collectively, “Permitted Indebtedness”).  As used herein, “Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of such Borrower’s business, (ii) for equipment related to the ownership and operation of any Property whose removal would not materially damage or impair the value of such Property, and (iii) which is secured only by the financed equipment.

5.23                        Licenses.  No Borrower shall Transfer any License required for the operation of any Property.

5.24                        Compliance with Restrictive Covenants, Etc.No Borrower shall, without Lender’s consent (such consent not to be unreasonably withheld, conditioned or delayed), enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing.

5.25                        ERISA.

(1)          No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)          No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(3)          Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its reasonable discretion, that (A) such Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of such Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.26                        Prohibited Transfers.   No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.  In addition, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), no Borrower shall (i) sell, convey, transfer, lease or assign, or enter into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, any of such Borrower’s interests in any of its subsidiaries, except pursuant to the Pledges or (ii) cause or permit any of such Borrower’s subsidiaries to sell, convey, transfer, lease or assign, or enter into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, any of such subsidiary’s property.  Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, none of the foregoing restrictions, including the prohibition against Transfers, shall apply to and no consent, approval or confirmation of, or notice to, any Lender shall be required with respect to (1) any direct or indirect, voluntary or involuntary, sale, conveyance, pledge, assignment, encumbrance, disposition or other transfer, either in one or a series of transactions, of any direct or indirect legal or beneficial interest in Guarantor or GKK Capital, L.P. (“GKK OP”) and/or any rights, distributions, profits or proceeds relating thereto, including (but not limited to) by way of any merger, consolidation, amalgamation, sale, or other transfer of any kind of any stock, limited or general partnership interests, limited liability company interests, trust certificates or other similar evidences of ownership of legal or beneficial interests, as the case may be, of Guarantor or GKK OP or any legal or beneficial interest therein; (2) any sale of all or substantially all of the assets of Guarantor or GKK OP to any Person who assumes all of the obligations of Guarantor or GKK OP, as applicable, under the Loan Documents; provided, however, that if, after giving effect to any of the foregoing, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in any Borrower are owned by a Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in such Borrower as of the date of the last insolvency opinion delivered at the closing of the loan or under the Loan Documents, then the Borrowers shall deliver to Lender a replacement insolvency opinion reasonably acceptable to Lender; or (3) any current or additional borrowing or financing by or other indebtedness of any nature of Guarantor or GKK OP and/or any direct or indirect holder of a legal or beneficial interest therein and, for the purposes of this sentence, “indebtedness” of a Person shall be deemed to include (A) any indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (B) obligations evidenced by bonds, debentures, notes, or other similar instruments; (C) obligations for the deferred purchase price of property or services (including trade obligations); (D) obligations under letters of credit; (E) obligations under acceptance facilities; (F) all guaranties, endorsements and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (G) obligations secured by any liens, whether or not the obligations have been assumed.  No consent, approval or confirmation of, or notice to, any Lender shall be required with respect to a Permitted Transfer unless expressly required by the terms and conditions of this Agreement.

5.27                        Liens.  Without Lender’s prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in such Borrower or any SPE Party, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after any Borrower first receives notice of such Lien.

5.28                        Dissolution.  No Borrower shall (i) to the fullest extent permitted by law, engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Properties owned by such Borrower or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.

5.29                        Expenses.  The Borrowers shall reimburse Lender within ten (10) Business Days of Borrowers’ receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for any Borrower; (ii) each Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by any Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals required to be obtained and/or delivered by Borrowers pursuant to the terms hereof or as a condition precedent to the closing of the Loan; (vi) the creation, perfection or protection of Lender’s Liens in the Properties and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from any Borrower under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings.  Any costs and expenses due and payable by the Borrowers hereunder which are not paid by the Borrowers within ten (10) Business Days after written request thereof from Lender may be paid from any amounts in the Deposit Account, with notice thereof to the Borrowers.  The obligations and liabilities of the Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.30                        Indemnity.  The Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, reasonable consultant fees and litigation expenses), that are actually incurred by any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner arising out of or by reason of the Loan, including: (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by such Borrower; (iv) ownership of the Mortgages, the Properties or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party.  Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Interest Rate from the date loss or damage is sustained by any Indemnified Party until paid.  The obligations and liabilities of the Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure, but solely as respects matters arising or events occurring prior to the end of the Term.

5.31                      Patriot Act Compliance.  (a)                     Each Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over such Borrower and any Property, including those relating to money laundering and terrorism.  Lender shall have the right to audit each Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over such Borrower and any Property, including those relating to money laundering and terrorism.  In the event that any Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable out-of-pocket costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgages and the other Loan Documents and shall be due and payable within ten (10) Business Days after request therefor.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)         Neither any Borrower nor any partner in any Borrower or member of such partner nor, to any Borrower’s knowledge, any owner of a direct or indirect interest in any Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified the Borrowers in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified the Borrowers in writing is now included in “Governmental Lists”.

5.32                        Payment of Approved Operating Expenses and Approved Capital Expenses.

The Borrowers shall pay all Approved Operating Expenses and Approved Capital Expenses as they are incurred and become due.

6.                                    NOTICES AND REPORTING

6.1                               Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):  If to Lender: Gramercy Investment Trust, 420 Lexington Avenue, New York, New York 10170, Attention: Andrew Falk, Telecopier (212) 216-1785, with a copy to: Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Jeffrey J. Temple, Esq., Telecopier: (212) 468-7900; if to any Borrower: 610 Old York Road, Suite 300, Jenkintown, Pennsylvania 19046, Attention: Office of the General Counsel, Telecopier: (215) 572-1596, with a copy to 610 Old York Road, Suite 300, Jenkintown, Pennsylvania 19046, Attention: Treasury Department, Telecopier: (215) 572-1596, and a copy to: Greenberg Traurig, 200 Park Avenue, 15th Floor, New York, New York 10166, Attention: Gary Kleinman, Esq., Telecopier: (212) 801-6400.  A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

6.2                               Borrower Notices and Deliveries.  The Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any Borrower or any SPE Party which, if adversely determined against such Borrower, would reasonably be expected to result in a Material Adverse Change; (ii) any material adverse change in any Borrower’s or any SPE Party’s condition, financial or otherwise, or of the occurrence of any Event of Default of which any Borrower has actual knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of any Borrower or any SPE Party within ten (10) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender in accordance with the terms of this Agreement.

6.3                               Financial Reporting

6.3.1                     Bookkeeping.  The Borrowers shall keep on a calendar year basis, in accordance with GAAP (or such other basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrowers and all items of income and expense and any services, Equipment with respect to all Properties or furnishings provided in connection with the operation of the Properties, whether such income or expense is realized by the Borrowers, any Manager or any Affiliate of any Borrower.  Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of the Borrowers or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire.  During the continuance of an Event of Default, the Borrowers shall pay any reasonable out-of-pocket costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2                     Annual Reports.  Each Borrower shall furnish to Lender annually, within one hundred twenty (120) days after each calendar year, a complete copy of such Borrower’s unaudited annual financial statements, each in accordance with GAAP (or such other basis reasonably acceptable to Lender) and containing balance sheets and statements of profit and loss for such Borrower and the Properties owned by such Borrower in such detail as Lender may reasonably request.  Each such statement (x) shall be in form and substance reasonably satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Properties owned by such Borrower for the immediately preceding calendar year, including statements of annual Net Operating Income as well as a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of each such Property, (z) shall be accompanied by an Officer’s Certificate certifying, to such officer’s actual knowledge, that such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of each such Property and has been prepared in accordance with GAAP (or such other basis reasonably acceptable to Lender).

6.3.3                     Quarterly Reports.  Each Borrower shall furnish to Lender within forty-five (45) days after the end of each calendar quarter the following items: (i) operating statements for each calendar month during such calendar quarter, noting Net Operating Income and other information necessary and sufficient under GAAP (or such other basis reasonably acceptable to Lender) to fairly represent the financial position and results of operation of the Properties owned by such Borrower during each such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for each calendar month during such calendar quarter; (iii) a statement of the actual Capital Expenses made by such Borrower during each calendar quarter as of the last day of such calendar quarter; (iv) a statement that such Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; and (vi) an aged receivables report for each calendar month during such calendar quarter for the Properties owned by such Borrower.  Each such statement shall be accompanied by an Officer’s Certificate certifying, to such officer’s actual knowledge, that such items are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (or such other basis reasonably acceptable to Lender), subject to normal year-end adjustments.

6.3.4                     Other Reports.  The Borrowers shall furnish to Lender, within twenty (20) Business Days after request, such further detailed information with respect to the operation of any Property and the financial affairs of any Borrower, each SPE Party or any Manager as may be reasonably requested by Lender or any applicable Rating Agency.

6.3.5                     Annual Budget.  The Borrowers and Lender have agreed that the budget attached hereto as Schedule 8 is the pro forma budget for the Properties for the calendar year 2008, which Lender hereby approves (the “Initial Budget”).  The Borrowers shall deliver to Lender any proposed revision to the Initial Budget and if such revision, by itself or together with any previous revision to the Initial Budget, increases the total costs set forth in the Initial Budget by more than five percent (5%) (excluding, for purposes of this calculation, increases in the costs of Taxes, Insurance Premiums and utilities), such revision shall be subject to Lender approval which approval shall not be unreasonably withheld, conditioned or delayed.  For each successive calendar year during the Term, the Borrowers shall prepare and submit to Lender by December 15th of such calendar year a proposed pro forma budget for the Properties for the succeeding calendar year (the “Annual Budget”, and each Annual Budget approved (or deemed approved pursuant to the terms of this Section 6.3.5) by Lender is referred to herein as the “Approved Annual Budget”), and, promptly after preparation thereof, any revisions to such Annual Budget.  If (a) any proposed Annual Budget for the succeeding calendar year reflects an increase in the total costs set forth in the Annual Budget in effect at the end of the then current calendar year of more than five percent (5%) (excluding, for purposes of this calculation, increases in the costs of Taxes, Insurance Premiums and utilities) or (b) any proposed revision to any Annual Budget which, by itself or together with any previous revision to such Annual Budget, increases the total costs set forth in such Annual Budget by more than five percent (5%) (excluding, for purposes of this calculation, increases in the costs of Taxes, Insurance Premiums and utilities), then such Annual Budget or proposed revision, as the case may be, shall be subject to Lender approval which approval shall not be unreasonably withheld, conditioned or delayed, otherwise no approval of Lender shall be required except upon the occurrence and continuance of an Event of Default.  Lender’s failure to approve or disapprove any Annual Budget or proposed revision within thirty (30) days after Lender’s receipt thereof shall be deemed to constitute Lender’s approval thereof.  The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrowers’ anticipated operating income and operating expenses (on a cash and accrual basis) (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 6.3.5) by Lender, such operating expense budget shall be referred to herein as the “Approved Operating Budget”), and (ii) a Capital Expense budget showing in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 6.3.5) by Lender, such Capital Expense budget shall be referred to herein as the “Approved Capital Budget”).   Until such time that any Annual Budget has been approved (or deemed to have been approved) by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with adjustments for increases for any non-discretionary expenses and other adjustments approved by Lender in its reasonable discretion).

7.                                    INSURANCE; CASUALTY; AND CONDEMNATION

7.1                               Insurance

7.1.1                     Coverage.  With respect to each Property, the Borrowers, at their sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance:

(a)          Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including and, if required by Lender, with reasonable sublimits acceptable to Lender, flood (including seepage and sewer backup), hurricane/wind and/or earthquake (including earth movement) coverage and terrorism coverage (defined as certified and non-certified in the Terrorism Risk Insurance Program Reauthorization

Act of 2007 “TRIPRA”) subject to subsection (n) below and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction.  Such insurance policy shall also insure ordinance and law insurance covering (i) loss to the undamaged portion of the property that is required to be demolished, (ii) the cost to demolish and clear the site of undamaged property, and (iii) the increased cost of construction to rebuild, in accordance with building codes and regulations in excess of the cost to rebuild with same materials and specifications as existed prior to the loss or damage in amounts satisfactory to Lender.  Such insurance policy shall (I) be in an amount equal to 100% of the then current replacement cost of the Improvements (exclusive of foundations, footings and underground equipment) with respect to such Property without deduction for physical depreciation, (II) have deductibles no greater than $100,000 per occurrence with the exception of hurricane/wind coverage and earthquake coverage which, in each case, can be no greater than 50% of the total values per location and flood coverage which can be no greater than $500,000 for any Property designated by the Federal Emergency Management Agency as a Zone “A” or “V” Special Hazard Area, (III) be paid annually in advance (IV) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement waiving coinsurance, and shall cover, without limitation, all tenant improvements and betterments that the Borrower are required to insure on a replacement cost basis (V) cover soft costs including, but not limited to, real estate taxes, interest on the Loan, fees and other recurring expenses and (VI) include a standard joint loss agreement. Lender shall be named Mortgagee and Loss Payee on a Standard Mortgagee Endorsement.

(b)         Flood insurance if any part of such Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion.  At Lender’s reasonable discretion, such policy shall (i) be in an amount equal to (A) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender, or at Lender’s reasonable discretion, regardless of flood zones in amounts satisfactory to Lender and (ii) have a maximum permissible deductible of $100,000, except for any Property designated by the Federal Emergency Management Agency as a Zone “A” or “V” Special Hazard Area which may carry a deductible no greater than $500,000.

(c)          Commercial General Liability insurance utilizing the Insurance Services Organization form No. CG0001 or its equivalent.  Such policy(ies) shall (i) be written on an occurrence form; (ii) maintain limits of liability of (A) $1,000,000 bodily injury and property damage, (B) $2,000,000 general aggregate per location, (C) $2,000,000 products and completed operations and in the aggregate (D) $1,000,000 personal and advertising injury and in the aggregate, (E) $5,000,000 liquor law liability if applicable to operations of such Property (F) $5,000,000 garage liability if applicable to operations of such Property, (G) $1,000,000 garage keeper’s legal liability, including per occurrence of no less than $100,000 if applicable to operations of such Property, (H) $1,000,000 innkeeper’s legal liability if applicable to operations of such Property, (I) $1,000,000 employers liability if the property is located in North Dakota, Ohio, Washington, West Virginia or Wyoming; (iii) include standard ISO contractual liability covering the indemnity of this Loan, to the extent it applies to the coverage provided in this policy; (iv) not maintain any deductible, without written permission of the Lender; (v) provide XCU coverage with regard to construction projects; (vi) include two (2) years extended completed operations coverage after completion of any construction project; (vii) include Knowledge of Accident endorsement acknowledging that notice of a claim or an incident that may lead to a claim is not considered notice to the insured unless an executive officer or a so called risk manager has notice of such claim or incident; and (viii) be primary to any other insurance that may be maintained by the Lender.

(d)         Automobile Insurance in the amount of $1,000,000 which shall cover all owned, hired or leased vehicles and include non-owned and hired car coverage.

(e)          Umbrella Liability Insurance which shall (i) include all the terms required in Section 7.1.2 of this Agreement; (ii) include limits of liability of $50,000,000 or as otherwise specified by the Lender; (iii) be excess of, and at least following form of the primary commercial general liability, employers liability and automobile liability policies and; (iv) follow form of aggregate limits of the commercial general liability.

(f)            “All Risk” or Special Form” business income insurance including rental value and extra expense which shall (i) name Lender as “Lender Loss Payee”; (ii) be in an amount equal to one hundred percent (100%) of the projected Rents from such Property during the period of restoration; (iii) contain an unlimited indemnity period during the period that it takes to repair, restore and/or rebuild the damaged property; (iv) contain an extended period of indemnity endorsement which provides that after the physical loss to such Property has been repaired and restored the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that such Property is repaired and restored and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (v) include an amount of such insurance which is to be no less than two (2) times the current annual business income (including Rents) or, at Lender’s reasonable discretion, Rent insurance and such insurance shall contain all of the same provisions of Sections 7.1.1(a), (b) and (g).  The amount of such insurance shall be increased from time to time (but not less than annually) during the Term as and when the estimated or actual Rents (or business income) increase(s).

(g)         Boiler and Machinery “all risk” policy, utilizing the standard “comprehensive” policy form, or its equivalent, covering steam boilers, pipes, turbines engines miscellaneous electrical apparatus, elevators, escalators, machinery, air conditioning equipment and any other steam pressure vessels.  Such policy (or policies) shall (i) include all the terms required in Sections 7.1.1 (a) and (g) of this Agreement; (ii) include replacement cost coverage on a new for old basis; (iii) include insurance limits in an amount no less than the greater of (a) $25,000,000, or (b) 25% of the 100% replacement value of the building erected on such Property; (iv) include a property damage deductible not greater than $100,000 for property damage and a twenty four (24) hour waiting period for business income or rent and extra expense.

(h)         Worker’s Compensation statutory coverage including employer’s liability insurance limits or no less than $1,000,000/$1,000,000/$1,000,000.

(i)             During any period of repair or restoration, and if the property and liability form do not otherwise apply, Builder’s Risk “all-risk” Insurance.  Such policy(ies) shall (i) utilize a completed value form; (ii) include all the terms required in Sections 7.1.1, 7.1.2, and 7.1.3 of this Agreement and cover 100% of the total costs of construction; (iii) include foundations, excavations, underground machinery or equipment, retaining walls, and all paved surfaces; (vi) maintain sub-limits for each of the perils of Flood and Earthquake to be the greater of (a) $10,000,000, (b) 25% of the 100% replacement value of the project, or (c) the amount otherwise specified by Lender; (vii) allow for permission to occupy as Lender may request, in form and substance acceptable to Lender, or at Lender’s reasonable discretion, equivalent insurance provided in Section 7.1.

(j)             [reserved]

(k)          Employee Dishonesty (Fidelity Bond).  Such policy shall (i) cover all employees of the Borrowers; (ii) maintain limit of $500,000 or as otherwise stated by the Lender; and (iii) cover all members of the cooperative board if the project is a cooperative entity or members of the condominium board if the project is a condominium.

(l)             Professional Liability insurance (Errors & Omissions), shall be maintained for each architect, engineer and other professionals.  Such policy shall: (i) maintain limits of $5,000,000, or other limits satisfactory to Lender, per occurrence, and in the aggregate; (ii) be written on a claims made basis, with a retroactive date no later than the commencement of the professional’s effective date of service; (iii) if policy is terminated, an extended discovery period (tail coverage) shall be purchased for a period of no less than three (3) extended years, specific to this project; and (iv) maintain a deductible not to exceed $50,000.

(m)       If commercially available, such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.

(n)         Notwithstanding anything in subsection (a) above to the contrary, the Borrowers shall be required to obtain and maintain coverage in their property and business income (including Rents) insurance Policies (or by separate Policies) against loss or damage by terrorism in an amount equal to 100% of the “Full Replacement Cost” of such Property and following the terms and conditions of Sections 7.1(a) and (f); provided that such coverage is commercially available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property and business income (including rents) policy required by subsection (a) and (f) above, the Borrowers shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of such Property plus business income; provided that such coverage is available.  Notwithstanding the foregoing, as long as TRIPRA or its reasonable equivalent is commercially available, the Borrowers will be required to maintain insurance against certified terrorism as defined in TRIPRA.  Coverage shall be purchased in limits equivalent to the full replacement cost of the Building and Rents as required in this Agreement.  Notwithstanding the foregoing sentence, if TRIPRA, its replacement, or any other government or regulatory program is not available, the Borrowers shall not be obligated to expend more than 150% of the annual premium paid by the Borrowers for their “all-risk” or “special form” insurance required in this Agreement, excluding the cost of any coverage for acts of terrorism previously provided by insurers (“Terrorism Insurance Cap”). If the cost for Terrorism Insurance exceeds the Terrorism Insurance Cap, the Borrowers shall purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Insurance Cap.  The Borrowers shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, the Borrowers shall obtain such coverage from insurance companies rated “A” or better by S&P.

7.1.2                     Policies.  All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the applicable State, with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency) (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least 60% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency), and a rating of A:X or better in the current Best’s Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business income or rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.  The Borrowers shall pay the premiums for such

Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.2) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender.  If the Borrowers do not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and the Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Within thirty (30) days after request by Lender, the Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

7.1.3                     Miscellaneous Insurance Provisions

(a)          Policy Endorsements: All endorsements of the Policies or attachments to certificates of insurance, shall reflect the terms and conditions of the insurance requirements and administration provisions and shall indicate the effective date, policy number, insurance company, and shall be appropriately executed by authorized representatives of the insurance companies so as to confirm their validity.

(b)         Loss Payable and/or Additional Insured Provisions: As respects the following policies (i) All property (including but not limited to separate property policies such as flood, terrorism), business income (or rent), boiler & machinery and builders risk policies shall name the applicable Borrower as the named insured and shall include (a) a New York State standard mortgagee clause, or its equivalent, which is acceptable to Lender, it’s assigns as their interests may appear, as mortgagee and loss payee, and (b) an endorsement including the Lender, as additional insured, as its interest may appear, and as loss payee; (ii) commercial general liability and umbrella liability policies shall name the applicable Borrower as the named insured, and shall include the Lender and it’s assigns as their interests may appear, as additional insureds: (ii) employee dishonesty policies shall name the applicable Borrower and the Cooperative Entity as named insured and shall include Lender as loss payee.

(c)          Mortgage and/or Additional Insured Clauses: (i) all original or certified copies of the original property, business income, boiler & machinery, builders risk, terrorism, federal flood and employee dishonesty policies shall be provided to the Lender including required Lender and/or additional insured and/or loss payable clauses, as noted above; (ii) all original or copies of the original commercial general liability and umbrella liability policies shall be provided to the Lender including required additional insured endorsements; and (iii) certificates of Insurance, complying with all terms of this agreement, shall be provided to the Lender with respect to the workers compensation and employee dishonesty policies.

(d)         Certificates of Insurance: Where appropriate, and at the sole discretion of the Lender, (i) certificates of insurance may be accepted, in lieu of original or certified original policies.  In these situations the certificates must comply with the following requirements: (a) all appropriate additional insured endorsements shall be attached to the certificate indicating (I) the addition of the Lender to the policy as required above, (II) that the Lender will not be notified, as required above, of cancellation, material change or non-renewal and, (III) the insured’s name, insurance company’s name, policy number, effective date and signature of authorized insurance company representative; (ii) the certificate forms used should be Acord 25 for all policies, except Acord 28 for property, business income, federal flood, builder’s risk and employee dishonesty policies; (iii) the cancellation provisions on Acord 25 should be identical to the policy endorsements that are attached to the certificate or policy, if available; (iv) the Lender shall be the certificate holder and, where applicable, the additional interest of the Lender as required above, should be indicated; and (v) Policy limits and terms, as required in this Agreement, must be incorporated into the certificates.

(e)          Policy Term and Premium Payment: (i) every policy must be written for a term of not less than one (1) year, (ii) an existing policy with fewer than twelve (12) months remaining on its term on the Closing Date may be, at Lender sole discretion, acceptable on a case by case basis; and (iii) the Borrowers must provide evidence that all policies have been paid in full prior to the Closing Date.

(f)            Blanket Policies: The Borrowers may comply with and satisfy the requirements of this insurance section through the use of a blanket or package policy (or policies) of insurance covering one or more of the Properties and other properties and liabilities of the Borrowers, provided that each Property so covered is listed and identifiable in the policy and it contains the required Lender and additional insured clauses, naming Lender specifically applicable to such Property.  Further, if the blanket policy does not have allocated sublimits, the policy remains subject to review and approval by Lender based on the schedule of locations and values

7.2                               Casualty

7.2.1                     Notice; Restoration.  If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the Borrowers shall give prompt notice thereof to Lender.  Following the occurrence of a Casualty, the Borrowers, regardless of whether insurance proceeds are available, shall proceed to restore, repair, replace or rebuild the Property subject to a Casualty in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction; provided, however, that if the Borrowers are diligently pursuing a refinancing and release of such Property from the Lien of the Loan Documents, then the Borrowers shall have no obligation to begin restoring, repairing, replacing or rebuilding such Property until the ninetieth (90th) day following the day on which such Casualty occurred.

7.2.2                     Settlement of Proceeds.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed the greater of $1,000,000 or twenty percent (20%) of the of the Appraised Value of the Property subject to such Casualty, provided no Event of Default has occurred and is continuing, the Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a commercially reasonable and timely manner, and the Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”).  In the event of an Insured Casualty where the loss equals or exceeds the greater of $1,000,000 and twenty percent (20%) of the of the Appraised Value of the Property subject to such Insured Casualty (a “Significant Casualty”), provided no Event of Default has occurred and is continuing, the Borrowers may settle and adjust any claim with the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, and agree with the insurer(s) on the amount to be paid on the loss and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith.  If an Event of

Default has occurred and is continuing, Lender shall have the sole right to settle, adjust and collect on any claim under any of the Policies and the Borrowers shall have no right to participate in such settlement, adjustment or collection.  If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall promptly endorse, and the Borrowers shall cause all such third parties to endorse, such check payable to the order of Lender.  If such check is not endorsed within ten (10) Business Days after receipt of such check by any Borrower, each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.  If Lender is permitted to participate in the settlement and collection of Proceeds, the reasonable out-of-pocket expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by the Borrowers to Lender within thirty (30) days after written request therefor.  Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that the Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and the Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless the Borrowers have demonstrated to Lender’s reasonable satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay one hundred percent (100%) of the cost of fully restoring the Improvements with respect to the subject Property or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Release Price in full for such Property.

7.3                             Condemnation

7.3.1                     Notice; Restoration.  The Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, the Borrowers, regardless of whether an Award is available, shall proceed to restore, repair, replace or rebuild the Property subject to a Condemnation in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation; provided, however, that if the Borrowers are diligently pursuing a refinancing and release of such Property from the Lien of the Loan Documents, then the Borrowers shall have no obligation to begin restoring, repairing, replacing or rebuilding such Property until the ninetieth (90th) day following the day on which such Condemnation is complete.

7.3.2                     Collection of Award.  If a Condemnation occurs where the loss does not exceed the greater of $1,000,000 or twenty percent (20%) of the Appraised Value of the Property subject to such Condemnation, provided no Event of Default has occurred and is continuing, the Borrowers may make any compromise, adjustment or settlement in connection with such Condemnation without the prior consent of Lender; provided such adjustment is carried out in a commercially reasonable and timely manner, and the Borrowers are hereby authorized to collect and receive any award or payment in respect of such Condemnation (an “Award”).  In the event a Condemnation occurs where where the loss equals or exceeds the greater of $1,000,000 and twenty percent (20%) of the Appraised Value of the Property subject to such Condemnation (a

“Significant Condemnation”), provided no Event of Default has occurred and is continuing, the Borrowers may make any compromise, adjustment or settlement in connection with such Condemnation with the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed and the Award shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith.  If an Event of Default has occurred and is continuing, Lender shall have the sole right to make any compromise, adjustment, settlement or collection in connection with a Condemnation and the Borrowers shall have no right to participate in such compromise, settlement, adjustment or collection.  If any Borrower or any party other than Lender is a payee on any check representing an Award with respect to a Significant Condemnation, such Borrower shall promptly endorse, and the Borrowers shall cause all such third parties to endorse, such check payable to the order of Lender.  If such check is not endorsed within ten (10) Business Days after receipt of such check by any Borrower, each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.  If Lender is permitted to participate in the compromise, adjustment, settlement or collection of an Award, the reasonable out-of-pocket expenses incurred by Lender in the compromise, adjustment, settlement or collection of such Award shall become part of the Debt and shall be reimbursed by the Borrowers to Lender within thirty (30) days after written request therefor.  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), the Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note.  If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt.  Lender shall hold any Award received by it in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4                             Application of Proceeds or Award.

7.4.1                     Application to Restoration.  If an Insured Casualty or Condemnation occurs with respect to a Property where (i) the loss is in an aggregate amount less than fifteen percent (15%) of the unpaid Principal, (ii) in the reasonable judgment of Lender, such Property can be restored within twelve (12) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to such Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and (iii) less than (x) fifty percent (50%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the Improvements on such Property have been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space under Leases in effect with respect to such Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be promptly applied to reimburse the Borrowers for the cost of restoring, repairing, replacing or rebuilding such Property (the “Restoration”), in the manner set forth herein.  The Borrowers shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse the Borrowers for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) the Borrowers shall pay all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof and if Lender reasonably estimates that such costs will equal or exceed $5,000,000, then the Borrowers shall deposit with Lender in advance of commencement of Restoration security to insure the payment of such costs which security (A) shall not exceed one hundred and five percent (105%) of the Lender’s reasonable estimate of such excess costs and (B) may take the form of cash, a letter of credit in form and substance reasonably acceptable to Lender from an institution reasonably acceptable to Lender, a completion bond in form and substance reasonably acceptable to Lender from an issuer reasonably acceptable to Lender, a guaranty in form and substance reasonably acceptable to Lender from an entity reasonably acceptable to Lender or such other form as is reasonably acceptable to Lender (each, “Acceptable Security”); and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2                     Application to Debt.  Except as provided in Section 7.4.1, any Proceeds and/or Award, whether received by any Borrower or Lender, shall be promptly applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse the Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3.

7.4.3                     Procedure for Application to Restoration.  If the Borrowers are entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract and construction budget for Restoration reasonably satisfactory to Lender, (iii) prior to the commencement of Restoration, Acceptable Security which, in addition to the Proceeds or Award, is in Lender’s reasonable judgment required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s reasonable discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender in its reasonable discretion prior to commencement of any work.  Lender may, at the Borrowers’ expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement.  Disbursements from the Casualty/Condemnation Subaccount shall be subject to the following conditions:  (1)  prior to completion of fifty percent (50%) of any budget line item set forth in the construction budget approved by Lender pursuant to this Section 7.4.3 (the “Construction Budget”), disbursements from the Casualty/Condemnation Subaccount for the payment of costs with respect to such budget line item shall not exceed ninety-five percent (95%) of the total cost of work represented by such budget line item; (2) funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; (3) and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with Acceptable Security deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of the Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to the Borrowers.  Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall be returned to the Borrowers.

8.                                    DEFAULTS

8.1                             Events of Default.  An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)          any portion of the Debt is not paid within five (5) days of the date when due with respect to any regularly scheduled payment hereunder and within five (5) days after written request therefor with respect to all other payments; provided that the Borrowers shall not, in any event, be liable to the extent funds to pay such amounts are available in the Cash Trap Reserve Subaccount and Lender failed to disburse same to the Borrowers pursuant to the terms and conditions of Section 3.2.2;

(b)         any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.2), subject to the Borrowers’ right to contest Taxes in accordance with Section 5.2;

(c)          the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d)         a Transfer other than a Permitted Transfer occurs;

(e)          any representation or warranty made by any Borrower or Guarantor in any Loan Document or in any report, certificate, financial statement or other document or agreement furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading as of the date such representation or warranty was made and the failure of such representation to be true or not misleading results in a Material Adverse Change;

(f)            any Borrower, any SPE Party or Guarantor shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

(g)         a receiver, liquidator or trustee shall be appointed for any Borrower, any SPE Party or Guarantor; or any Borrower, any SPE Party or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, any SPE Party or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, any SPE Party or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, such SPE Party or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h)         any Borrower breaches any covenant contained in Sections 5.10, 5.12.1(a) - (f), 5.13, 5.15, 5.22, 5.25, or 5.28 and if such breach (i) results in a Material Adverse Change, such breach continues uncured for ten (10) days following the Borrowers receipt of written notice from Lender identifying such breach and (ii) does not result in a Material Adverse Change, such breach continues uncured for thirty (30) days following the Borrowers receipt of written notice from Lender identifying such breach;

(i)             except as permitted hereunder, the alteration, improvement, demolition or removal of all or a material portion of the Improvements with respect to any Property without the prior written consent of Lender if and only if such consent is required pursuant to the terms and conditions of this Agreement;

(j)             any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by the Borrowers’ counsel in connection with the Loan or otherwise hereunder, were not true and correct in any material respect as of the date of such opinion and the same can reasonably be expected to result in substantive consolidation of the Borrowers or any of them in the bankruptcy of another Person; or

(k)          a default which results in a Material Adverse Change shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1 for thirty (30) days after written notice to the Borrowers from Lender, in the case of any default which can be cured by the payment of a sum of money, or for sixty (60) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such sixty (60) day period, and the Borrowers shall have commenced to cure such default within such sixty (60) day period and thereafter diligently and expeditiously proceed to cure the same, such sixty (60) day period shall be extended for an additional period of time as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such default, such additional period not to exceed one hundred twenty (120) days.

8.2                             Remedies

8.2.1                     Acceleration.  Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against the Borrowers and in and to any Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges and any other amounts owing by the Borrowers), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges and any other amounts owing by the Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2                     Remedies Cumulative.  Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against any Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its discretion.

8.2.3                     Severance.  Upon the occurrence of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies.  The Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender; provided that such severance shall not change the terms of the Loan or impose any additional obligations on the Borrowers or decrease any of the Borrowers’ rights under the Loan Documents and the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such severance equals the outstanding principal balance of the Loan immediately prior to such severance and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such severance equals the interest rate of the original Note immediately prior to such severance and no such severance of the Note into multiple notes or components shall result in any actual or potential increase in the effective interest rate on the Loan by reason of the actual or potential disproportionate repayment of various components of the Loan (i.e., there shall be no “rate creep”).  Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof; provided that Lender shall only exercise such power if such Borrower refuses to execute and deliver any documents within ten (10) Business Days after request therefor and then only if all documents submitted to each Borrower for execution are in accordance with the terms of this Section 8.2.3.  The cost of severing the Note and other Loan Documents as provided for in this Section shall be borne solely by Lender.

8.2.4                     Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgages to the extent necessary to foreclose on all or any portion of the Properties, the Rents, the Cash Management Accounts or any other collateral.

8.2.5                     Lender’s Right to Perform.  If the Borrowers fail to perform any covenant or obligation contained herein and such failure shall continue uncured for the cure period applicable thereto as set forth in this Agreement (or if no cure period is set forth in this Agreement, then such failure continues uncured for a period of five (5) Business Days after the Borrowers’ receipt of written notice thereof from Lender) then, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by the Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgages and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to the Borrowers of any such failure.

9.             SPECIAL PROVISIONS

9.1          Sale of Note and Secondary Market Transaction.

9.1.1       General; Borrower Cooperation.  Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”).  In connection with any Secondary Market Transaction, the Borrowers shall use all commercially reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) provide such financial and other factual information to the extent in any Borrower’s possession or reasonable control with respect to any Property, any Borrower and its Affiliates, any Manager and any tenants of any Property, (ii)  provide business plans and budgets relating to any Property and (iii)  permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of any Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements; provided that any of the foregoing shall be performed so as to not unreasonably interfere with the rights of tenants and other occupants of such Property to the use and enjoyment of such Property (the items provided to Lender pursuant to this paragraph (a) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies; (b) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to any Property, any Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to any Property, any Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof provided that the same shall not be more extensive than the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to each Borrower and each SPE Party from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and each Borrower’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in any material change in the transaction or otherwise impose any additional obligations on any Borrower or decrease any Borrower’s right under any of the Loan Documents or result in the imposition of any Taxes or Other Charges on any Borrower.  The Borrowers’ cooperation obligations set forth herein shall continue until the Loan has been paid in full.  All out-of-pocket costs and expenses incurred by the Borrowers in connection with the Borrowers’ complying with requests made under this Section 9.1.1

(including, without limitation, reasonable attorneys’ fees and the fees and expenses of the Rating Agencies) shall be paid by Lender.

9.1.2       Use of Information.  Each Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction.  If the Disclosure Document is required to be revised, each Borrower shall cooperate with Lender (at Lender’s sole cost and expense) in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current factual information pertaining to any Borrower, any Manager and any Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

9.1.3       Borrower Obligations Regarding Disclosure Documents.  In connection with a Disclosure Document, the Borrowers shall: (a) certify in writing that the Borrowers have carefully examined those specific factual portions of such Disclosure Document pertaining to the Borrowers, any Property, any Manager and the Loan as requested by Lender, and that, to each Borrower’s knowledge, such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading or otherwise identify any untrue statement or material fact or disclose any previously omitted material fact, as the case may be; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the “Gramercy Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any actual losses, claims, damages or liabilities (the “Liabilities”) to which Lender, the Gramercy Group or the Underwriter Group becomes subject (including reimbursing all of them for any reasonable legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of any untrue statement of any material fact contained in any of the sections of the Disclosure Documents applicable to the Borrowers, any Manager, any Property or the Loan that are reviewed and approved by the Borrowers, or arise out of the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading in any material respect; provided, however, that the Borrowers shall not be required to indemnify Lender, the Gramercy Group or the Underwriter Group for any Liabilities relating to untrue statements or omissions which the Borrowers or their attorneys or representatives identified to Lender in writing at the time of the Borrowers’ examination of such Disclosure Document or for any Liabilities arising from or caused by Lender’s gross negligence or willful misconduct.

9.1.4       Borrower Indemnity Regarding Filings.  The Borrowers shall carefully examine those specific factual portions of any filings to be made by Lender under the Exchange Act in connection with a Secondary Market Transaction pertaining to the Borrowers, any Property, any Manager and the Loan which the Borrowers are specifically requested in writing to review.  In connection with filings under the Exchange Act, the Borrowers shall (i) indemnify Lender, the Gramercy Group and the Underwriter Group for any Liabilities to which Lender, the Gramercy Group or the Underwriter Group becomes subject insofar as the Liabilities arise out of the omission to state in the sections of any such filings that the Borrowers are specifically requested to review a material fact required to be stated in such sections in order to make the statements therein, in light of the circumstances under which they were made not misleading in any material respect and (ii) reimburse Lender, the Gramercy Group or the Underwriter Group for any reasonable legal or other out-of-pocket expenses actually incurred by Lender, the Gramercy Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that the Borrowers shall not be required to indemnify Lender, the Gramercy Group or the Underwriter Group for any Liabilities relating to untrue statements or omissions which the Borrowers or their attorneys or representatives identified to Lender in writing at the time of the Borrowers’ examination of such filings or for any Liabilities arising from or caused by Lender’s gross negligence or willful misconduct.

9.1.5       Indemnification Procedure.  Promptly after receipt by an indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against the Borrowers, such indemnified party shall notify the Borrowers in writing of such commencement, but the omission to so notify the Borrowers will not relieve the Borrowers from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the Borrowers.  If any action is brought against any indemnified party, and it notifies the Borrowers of the commencement thereof, the Borrowers will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion.  After notice from the Borrowers to such indemnified party under this Section 9.1.5, the Borrowers shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the Borrowers and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the Borrowers, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  The Borrowers shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

9.1.6       Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, the Borrowers shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (i) the Gramercy Group’s and the Borrowers’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.  Lender and the Borrowers hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

9.1.7       Rating Surveillance.  At Lender’s sole cost and expense, Lender will retain the Rating Agencies to provide rating surveillance services on Securities.

9.1.8       Severance of Loan.  At Lender’s sole cost and expense, Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (i) cause the Note and the Mortgages to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in the Borrowers (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance, the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and no such separation of the Note into multiple notes or components shall result in any actual or potential increase in the effective interest rate on the Loan by reason of the actual or potential disproportionate repayment of various components of the Loan (i.e., there shall be no “rate creep”).  If requested by Lender, at Lender’s sole cost and expense, the Borrowers (and the Borrowers’ constituent members, if applicable, and Guarantor) shall execute within ten (10) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance; provided such documentation does not impose any additional obligations on the Borrowers or Guarantor or decrease the Borrowers’ rights under the Loan Documents.

10.          MISCELLANEOUS

10.1        Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in any Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against such Borrower only to the extent of such Borrower’s interest in each Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against such Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document.  The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgages or to exercise its remedies against any Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of any Borrower, by money judgment or otherwise, to the extent of any loss, actual damage, out-of-pocket cost, out-of-pocket expense, liability, claim or other obligation actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of such Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(a)           fraud or intentional misrepresentation by any Borrower, any SPE Party or Guarantor in connection with obtaining the Loan;

(b)           intentional physical waste of any Property or any material portion thereof;

(c)           misappropriation of any (i) Proceeds paid by reason of any Insured Casualty, (ii) any Award received in connection with a Condemnation or (iii) any proceeds from any sale of any Property or any portion thereof received by any Borrower or any of its Affiliates;

(d)           all Rents of each Property received or collected by the Borrowers after an Event of Default and not applied to payment of Principal, payment of interest due under the Note, payment of other sums due in respect of the Loan or payment of actual operating expenses of the Properties (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which the Borrowers are legally prevented from directing the disbursement of such sums);

(e)           misappropriation (including failure to turn over to Lender promptly following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by the Borrowers for the benefit of another party;

(f)            the failure to pay Taxes unless the Borrowers are contesting the same and only if and to the limited extent that cash flow from the Properties is sufficient to pay such Taxes and has not otherwise been applied to the payment of amounts due in respect of the Loan or operating expenses; provided that the Borrowers shall not, in any event, be liable to the extent funds to pay such amounts are available in the Cash Trap Reserve Subaccount and Lender failed to disburse same to the Borrowers pursuant to the terms and conditions of Section 3.2.2;

(g)           the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.30;

(h)           failure to pay charges for labor or materials or other charges for work performed by or at the direction of any Borrower that can create Liens on any portion of any Property unless such charges are the subject of a bona fide dispute in which the Borrowers are contesting the amount or validity thereof and only to the extent that cash flow from the Properties is sufficient to pay such charges and has not otherwise been applied to the payment of amounts due in respect of the Loan or operating expenses; or

(i)            a breach of the covenants set forth in Section 5.13 (other than those regarding solvency or capital adequacy) to the extent such breach by itself or together with one or more other breaches of such covenants makes it reasonably likely that a Borrower would be substantively consolidated with another Person.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of any Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to each Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (i) an Event of Default described in Section 8.1(d)  shall have occurred or (ii) the occurrence of any condition or event described in either Section 8.1(f) or Section 8.1(g) and, with respect to such condition or event described in Section 8.1(g), any Borrower, any SPE Party, Guarantor or any Affiliate of any of the foregoing Controlled by GKK OP consents in writing to, aids, solicits or otherwise cooperates or colludes to cause such condition or event or fails to file a motion opposing such condition or event and such condition or event occurs.

10.2        Brokers and Financial Advisors.  Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan.  The Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising as a result of a breach of the representations made by each Borrower in the immediately preceding sentence.  The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3        Retention of Servicer.  Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.  The Borrowers shall pay the reasonable fees and expenses of the Servicer; provided that the Borrowers’ obligation pursuant to this sentence shall be capped each year during the Term at .05% of the outstanding principal balance of the Loan for such year, which balance shall be determined on a monthly basis and the ratable portion of the annual fee imposed thereon.

10.4        Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  All of the Borrowers’ covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5        Lender’s Discretion.  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.  Whenever pursuant to this Agreement or any other Loan Document (a) the Rating Agencies are given any right to approve or disapprove, (b) a Rating Comfort Letter is required or (c) any arrangement or term is to be satisfactory to the Rating Agencies, the approval of Lender shall be substituted therefore prior to a Secondary Market Transaction.  After a Secondary Market Transaction has occurred, if Lender has made a request for a Rating Comfort Letter which is required pursuant to the terms and conditions of this Agreement or the other Loan Documents, then Lender shall (1) thirty (30) days after such request if a Rating Comfort Letter has not been provided or has not been denied by the Rating Agencies, provide the Borrowers with a notice updating the status of such request; and (2) if a Rating Comfort Letter has not been provided or has not been denied by the Rating Agencies sixty (60) days after (a) such request and (b) delivery to Lender and the Rating Agencies of all information and documentation reasonably required by Lender and/or the Rating Agencies in connection with such request, the approval of Lender shall be substituted for a Rating Comfort Letter, which approval by Lender shall not be unreasonably withheld, conditioned or delayed, and Lender shall notify the Borrowers on such sixtieth (60th) day of Lender’s approval or denial of such request, which notice shall contain, if such request is denied by Lender, a reasonably detailed explanation of the reason for such denial by Lender.  If the Rating Agencies shall deny a request by the Borrowers and/or Lender for a Rating Comfort Letter, Lender shall use commercially reasonable efforts to cause such Rating Agencies to provide a reasonably detailed explanation of the reason for such denial.

10.6       Governing Law. (a)      THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES, WITH RESPECT TO EACH PROPERTY, THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)   ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  WITHIN FIVE (5) BUSINESS DAYS AFTER THE DATE HEREOF, UNLESS EACH BORROWER ESTABLISHES A BUSINESS ADDRESS IN NEW YORK, NEW YORK, EACH BORROWER SHALL DESIGNATE AND APPOINT A PERSON WITH AN OFFICE IN NEW YORK, NEW YORK AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN

THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.7        Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle such Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

10.8        Trial by Jury.  EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9        Headings/Exhibits.  The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.10      Severability.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11      Preferences.   Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower to any portion of the Debt.  To the extent any Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12      Waiver of Notice.   No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

10.13      Remedies of Borrower.   If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and each Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

10.14      Prior Agreements.   This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15      Offsets, Counterclaims and Defenses.   Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan and the Loan Documents and which any Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

10.16      Publicity.   Lender shall have the right (without the consent of any Borrower) to issue press releases, advertisements and other promotional materials describing Lender’s participation in the origination of the Loan or the Loan’s inclusion in any Secondary Market Transaction effectuated or to be effectuated by Lender; provided, however, that, in either case, to the extent the aforementioned materials concern or pertain to any Borrower, its Affiliates, the Loan, any Manager or the Properties (or any of them), each Borrower’s prior written consent, not to be unreasonably withheld, conditioned or delayed, shall be required, unless such press releases, advertisements and other promotional materials include and/or disclose only the names of the Borrowers, any Manager, Lender and the Properties, the address of the Properties, the cities and states in which the Properties are located, a description of the property type of the Properties, the amount of the Loan and/or a description of the financing type of the Loan (i.e., term, fixed rate, floating rate) (in which case, no Borrower’s consent shall be required); provided, further that, the Borrowers shall be deemed to have consented to the disclosure by Lender of such other information if the Borrowers fail to respond to Lender’s written request for the Borrowers’ consent within five (5) Business Days of receipt of such Lender’s request.  All news releases, publicity or advertising by the Borrowers or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior reasonable approval of Lender, except for disclosures required by law or regulation which shall not require Lender approval but which shall require prior notice to Lender.

10.17      No Usury.   The Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by the Borrowers results in the Borrowers having paid any interest in excess of that permitted by applicable law, then it is the Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to the Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18      Conflict; Construction of Documents.   In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.19      No Third Party Beneficiaries.   The Loan Documents are solely for the benefit of Lender and the Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and the Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20      [reserved]

10.21      Assignment.

The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise.  Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender.  No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

10.22      [reserved]

10.23      [reserved]

10.24      Set-Off.

In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of such Borrower.  Lender agrees promptly to notify the Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.25      Counterparts.   This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.26      Cross Default; Cross Collateralization.

(a)   Each Borrower acknowledges that Lender has made the Loan to the Borrowers upon the security of their collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately.  Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under the other Mortgages which secures the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.  Each Borrower covenants and agrees that in the case of an Event of Default (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as mortgagee, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshal assets, sell any individual Property in any inverse order of alienation, or be subject to any “one action” or “election of remedies” law or rule, (iii) the exercise by Lender of any remedies against any one item of Property will not impede Lender from subsequently or simultaneously exercising remedies against any other item of Property and (iv) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and all Properties have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan.

(b)   Each Borrower hereby acknowledges and agrees that, by virtue of the foregoing provisions of subsection (a), each Borrower has a direct and material interest in preventing the occurrence of an Event of Default under any of the Loan Documents.  Accordingly, each Borrower is willing to continue to make or receive loans (each an “Intra-Obligor Loan”, and collectively, the “Intra-Obligor Loans”) in order to provide for the payment of all amounts due under the Loan Documents and, in so doing, to avoid an Event of Default thereunder.  In the event and to the extent that the proceeds from any of the Properties or any other collateral granted to Lender by any Borrower (the “Creditor”) are applied to any payments due with respect to the Properties or other collateral owned by any other Borrower (the “Debtor”) from and after the date hereof, then the Creditor shall be deemed to have made an Intra-Obligor Loan to Debtor in the amount of such proceeds so applied (the “Intra-Obligor Loan Amount”).  Such Intra-Obligor Loan shall be deemed to be made on a non-recourse basis and shall be repaid out of the future proceeds of the Properties or other collateral owned by the Debtor, together with interest thereon at a rate to be agreed upon from time to time by each Borrower.

(c)   All Intra-Obligor Loans deemed to be made under this Agreement shall be evidenced by this Agreement, shall be an obligation of the Debtor which owes such Intra-Obligor Loan solely by its execution of this Agreement and shall not be evidenced by any separate instrument.  Each party hereby waives presentment, notice of dishonor, protest and notice of non-payment or non-performance with respect to each Intra-Obligor Loan for which it is liable under this Agreement.  Interest and principal on Intra-Obligor Loans shall be paid solely out of net proceeds from the Properties owned by the Debtor or other property owned by the Debtor and shall be subject in all cases to the terms and conditions of the Loan Documents, and the payments from such sources shall be the sole and exclusive remedy available to any Creditor during the Term.  Each such payment of principal or interest on Intra-Obligor Loans shall be subordinate and subject to the prior payment of all amounts payable under the Loan Documents.  To the extent such sources of payment are insufficient to pay interest and principal on any Intra-Obligor Loan, the Creditor owed such Intra-Obligor Loan shall not have any claim against the Debtor which owes such Intra-Obligor Loan for such amounts or lien on or security interest in any of the assets of such Debtor and no further or additional recourse shall be available against the Debtor.  At any time during the Term, all payments received on account of any Intra-Obligor Loan under this Agreement shall be credited first to interest, then to principal.  Accrued but unpaid interest shall not be compounded.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

FIRST STATES INVESTORS HFS, L.P., a Delaware limited partnership

By:	First States Investors HFS GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Sonya A. Huffman
Name: Sonya A. Huffman
Title: Vice President

FIRST STATES INVESTORS FPC, L.P., a Delaware limited partnership

By:	First States Investors FPC GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Sonya A. Huffman
Name: Sonya A. Huffman
Title: Vice President

FIRST STATES INVESTORS TRS, L.P., a Delaware limited partnership

By:	First States Investors TRS GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Sonya A. Huffman
Name: Sonya A. Huffman
Title: Vice President

GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Financial Officer